                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                             CINERGY CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
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         -----------------------------------------------------------------------
     (5) Total fee paid:
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/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
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
          Cinergy Corp. 1999 Proxy Statement and 1998 Financial Report

TABLE OF CONTENTS

Notice of 1999 Annual Meeting                                                  2
Proxy Statement                                                                4
  Election of Directors                                                        5
  Approval of Amended and
    Restated Cinergy Corp.
    Retirement Plan for Directors                                             20
  Approval of Cinergy Corp.
    Directors' Equity Compensation Plan                                       22
  Adoption of Amendment to
    ARTICLE III, Section 3.1,
    of Cinergy Corp. By-Laws                                                  23
  Shareholder Proposal                                                        24
Appendix A: Amended and Restated
  Cinergy Corp. Retirement Plan
  for Directors                                                              A-1
Appendix B: Cinergy Corp. Directors' Equity
  Compensation Plan                                                          B-1

Appendix C: 1998 Financial Report                                            C-1
  Review of Financial Condition
    and Results of Operations                                                 C-
Consolidated Statements of Income                                             C-
Consolidated Balance Sheets                                                   C-
Consolidated Statements of Changes
    in Common Stock Equity                                                    C-
Consolidated Statements of Cash Flows                                         C-
Notes to Consolidated Financial Statements                                    C-
Responsibility for Financial Statements                                       C-
Report of Independent Public Accountants                                      C-
Five Year Statistical Summary                                                 C-

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 21, 1999

To the Shareholders of Cinergy Corp.:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Cinergy Corp. will be held in the HALL OF MIRRORS of the OMNI NETHERLAND PLAZA HOTEL, 35 West Fifth Street, Cincinnati, Ohio, on Wednesday, April 21, 1999 at 11:00 a.m., eastern daylight saving time, for purposes of:

(1) electing six Class II directors to serve for three-year terms expiring in 2002;
(2) approving the Amended and Restated Cinergy Corp. Retirement Plan for Directors, as described at pages 20-22 in the Proxy Statement and set forth in Appendix A;
(3) approving the Cinergy Corp. Directors' Equity Compensation Plan, as described at pages 22-23 in the Proxy Statement and set forth in Appendix B;
(4) adopting an amendment to ARTICLE III, Section 3.1, of the Cinergy Corp. By-Laws, as described at pages 23-24 in the Proxy Statement;
(5) acting upon, if presented at the meeting, a shareholder proposal which the Board of Directors OPPOSES, as described at pages 24-25 in the Proxy Statement;

and transacting such other business as may legally come before the meeting, or any adjournment or postponement thereof.

    Only shareholders of record at the close of business on Monday, February 22, 1999, will be entitled to vote at the meeting, or any adjournment or postponement thereof. It is important that your shares be represented at this meeting in order that the presence of a quorum may be assured. Whether or not you now expect to be present at the meeting, you are requested to vote by toll-free telephone as described in the enclosed telephone voting instructions, or to mark, date and sign the enclosed proxy and return it promptly. A shareholder giving a proxy by either means has the power to revoke it at any time before the authority granted by the proxy is exercised.

By Order of the Board of Directors,

Cheryl M. Foley
Vice President, General Counsel and Secretary

Dated: March 15, 1999

  March 15, 1999
  Dear Shareholder:
     You are cordially invited to attend the Annual Meeting of Shareholders of Cinergy Corp. to be held on Wednesday, April 21, 1999, at 11:00 a.m., eastern daylight saving time, in the Hall of Mirrors of the Omni Netherland Plaza Hotel, 35 West Fifth Street, Cincinnati, Ohio. At the meeting, the shareholders will be asked to vote for the election of six Class II directors, approval of the Amended and Restated Retirement Plan for Directors, approval of the new Directors' Equity Compensation Plan and the adoption of an amendment to ARTICLE III, Section 3.1 of the Company's By-Laws, and to consider any other business that may legally come before the meeting.
     It is important to your interests that all shareholders, regardless of the number of shares owned, participate in the affairs of the Company. Last year, over 85% of the Company's shares were represented in person or by proxy at the annual meeting.
     Even if you plan to attend this year's meeting, we urge you to take prompt action to assure that your shares will be voted. You may wish to vote your shares by using the toll-free telephone number as described in the enclosed telephone voting instructions. Or, you can mark, date and sign the proxy form and return it using the enclosed envelope, on which no postage stamp is necessary if mailed in the United States. Either way, your response is greatly appreciated.
     Thank you for your continued interest in Cinergy.
  Sincerely yours,

      [/S/ JACKSON H. RANDOLPH]     [/S/ JAMES E. ROGERS]
Jackson H. Randolph                 James E. Rogers
Chairman of the Board               Vice Chairman, President and
                                    Chief Executive Officer

Cinergy Corp.
139 East Fourth Street
Cincinnati, Ohio 45202
(513) 421-9500

PROXY STATEMENT

INTRODUCTION

Cinergy Corp., a Delaware corporation (the "Company"), is a registered holding company under the Public Utility Holding Company Act of 1935, as amended (the "1935 Act"), and the parent company of The Cincinnati Gas & Electric Company ("CG&E"), PSI Energy, Inc. ("PSI"), Cinergy Services, Inc. ("Services"), Cinergy Global Resources, Inc. ("Global Resources") and Cinergy Investments, Inc. ("Investments"). CG&E is an operating utility primarily engaged in providing electric and gas service in the southwestern portion of Ohio and, through its principal subsidiary, The Union Light, Heat and Power Company ("ULH&P"), in adjacent areas in Kentucky. PSI is an operating utility primarily engaged in providing electric service in north central, central and southern Indiana. Services provides management, financial, administrative, engineering, legal and other services to the Company and its subsidiaries. The Company conducts its international businesses through Global Resources and its subsidiaries, and its non-regulated businesses through Investments and its subsidiaries.

SOLICITATION

This Proxy Statement and the enclosed form of proxy are first being mailed on or about March 15, 1999, to holders of the common stock of the Company in connection with the solicitation of proxies by the Board of Directors (the "Board") of the Company for use at the Annual Meeting of Shareholders to be held on April 21, 1999, or any adjournment or postponement of such meeting (the "Annual Meeting"). Included as Appendix C to this Proxy Statement are the Company's consolidated financial statements and accompanying notes for the calendar year ended December 31, 1998, and other information relating to the Company's financial results and position. The Company's Summary Annual Report to Shareholders also accompanies the mailing of this proxy solicitation material.
   The Board recommends voting: (i) FOR the election of all nominees as directors; (ii) FOR the Amended and Restated Cinergy Corp. Retirement Plan for Directors; (iii) FOR the Cinergy Corp. Directors' Equity Compensation Plan; (iv) FOR the amendment to Article III, Section 3.1, of the Company's By-Laws; and (v) AGAINST the shareholder proposal. Shares of the Company's common stock represented by properly voted proxies received by telephone or mail at or prior to the Annual Meeting will be voted in accordance with the instructions indicated. If no instructions are indicated, the proxies will be voted in accordance with the recommendations of the Board. It is not anticipated that any other matters will be brought before the Annual Meeting. However, a shareholder giving a proxy grants discretionary authority to the named proxy holders should any other matters be presented at the Annual Meeting, and it is the intention of the proxy holders to act on any other matters in accordance with their best judgment.
   A shareholder giving a proxy may revoke it at any time before it is voted by delivering to the Secretary of the Company written notice of revocation bearing a later date than the proxy, by delivering a duly executed proxy bearing a later date, by using the telephone voting procedures, or by attending the Annual Meeting and voting in person.
   The Company will bear the cost of the solicitation of proxies by the Board. The Company has engaged Corporate Investor Communications, Inc. to assist in the solicitation of proxies for a fee estimated to be $8,500 plus reimbursement of reasonable out-of-pocket expenses. In addition to the solicitation of proxies by mail, officers and employees of the Company may solicit proxies personally or by telephone; such persons will receive no additional compensation for these services.
   The Company has requested that brokerage houses and other custodians, nominees and fiduciaries forward solicitation materials to the beneficial owners of shares of the Company's common stock held of record by such persons, and will reimburse the brokers and other fiduciaries for their reasonable out-of-pocket expenses for forwarding the materials.
   The solicitation of proxies has been approved by the Securities and Exchange Commission (the "SEC") under the 1935 Act. An application has been filed with the SEC requesting approval of the items set forth in this Proxy Statement as
Item 2 and Item 3.

VOTING PROCEDURES AND RIGHTS

Only holders of record of the Company's common stock at the close of business on February 22, 1999 (the "Record Date") will be entitled to vote at the Annual Meeting. A majority of such holders, present in person or represented by proxy, constitutes a quorum. The number of shares of the Company's common stock outstanding as of the Record Date was

[?157,764,020?]. Each share of common stock entitles its owner to one vote upon each matter to come before the meeting.
   The vote required for the election of directors, approval of the Amended and Restated Cinergy Corp. Retirement Plan for Directors, approval of the Cinergy Corp. Directors' Equity Compensation Plan, and adoption of the amendment to
Article III, Section 3.1, of the Company's By-Laws is set forth within the respective discussion of each such item.
   Any other matter to be presented at the Annual Meeting (including the shareholder proposal) will be determined by the affirmative vote of the majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the proposal. In tabulating the vote on any other matter, abstentions will have the same effect as votes cast against the matter; broker non-votes will be deemed absent shares and have no effect on the outcome of the vote.
   Votes at the Annual Meeting will be tabulated preliminarily by the Company acting as its own transfer agent. Inspectors of election, duly appointed by the presiding officer of the Annual Meeting, will definitively count and tabulate the votes and determine and announce the results at the meeting.

ITEM 1. ELECTION OF DIRECTORS

In accordance with the provisions of the By-Laws of the Company, the Board is divided into three classes (I.E., Class I, Class II and Class III), with one class of directors ordinarily being elected at each annual meeting of shareholders for a three-year term. Melvin Perelman, Thomas E. Petry, Jackson H. Randolph, Mary L. Schapiro, Philip R. Sharp and Dudley S. Taft have been nominated by the Board for election as Class II directors at the Annual Meeting for terms of three years each and until their respective successors are duly elected and qualified. The Company would like to acknowledge Mr. Van P. Smith, who is retiring after 17 years of combined service as a member of the boards of directors of the Company and PSI. His support, valued counsel and many contributions during his years of devoted and distinguished service to the Company and PSI are immeasurable and greatly appreciated.
   In accordance with the General Corporation Law of the State of Delaware and the Company's By-Laws, directors will be elected at the Annual Meeting by a plurality of the votes. Duly executed and returned proxies representing shares held on the Record Date will be voted, unless otherwise specified, in favor of the nominees for the Board. Each nominee and continuing director is a member of the Company's present Board. All nominees have consented to serve if elected, but if any becomes unavailable to serve, the persons named as proxies may exercise their discretion to vote for a substitute nominee.
   Except as otherwise noted, the principal occupation or employment of each individual set forth below has been such individual's principal occupation or employment for at least the past five years. All nominees and continuing directors, other than Messrs. Randolph and Rogers and Ms. Foley, are otherwise unaffiliated with the Company and its subsidiaries.
   The Board Recommends Voting FOR ALL Nominees, Designated in the Proxy as Item 1.

CLASS II DIRECTOR NOMINEES
FOR TERMS TO EXPIRE IN 2002

Melvin Perelman, Ph.D.
DIRECTOR OF THE COMPANY SINCE 1994; MEMBER OF THE CORPORATE GOVERNANCE COMMITTEE AND OF THE FINANCE COMMITTEE. DIRECTOR OF PSI FROM 1980 TO 1995. AGE 68.
   Dr. Perelman is retired as Executive Vice President of Eli Lilly and Company, which is engaged in the manufacturing of pharmaceuticals. Prior to his retirement, he also served as a member of the board of directors of Eli Lilly, and as President of Lilly Research Laboratories. Dr. Perelman is a director of The Immune Response Corporation and Inhale Therapeutic Systems, Inc.

Thomas E. Petry
DIRECTOR OF THE COMPANY SINCE 1994; MEMBER OF THE AUDIT COMMITTEE AND OF THE EXECUTIVE COMMITTEE. DIRECTOR OF CG&E FROM 1986 TO 1995. AGE 59.
   Mr. Petry served as Chairman of the Board and Chief Executive Officer of Eagle-Picher Industries, Inc., a diversified manufacturer of industrial and automotive products, from December 1994 until his retirement in February 1998. He was Chairman of the Board, President and Chief Executive Officer of Eagle-Picher from April 1992 until December 1994; he previously served as Chairman of the Board and Chief Executive Officer. Mr. Petry is a director of Eagle-Picher Industries, Inc., Firstar Corporation, and The Union Central Life Insurance Company.

Jackson H. Randolph
DIRECTOR OF THE COMPANY SINCE 1993; MEMBER OF THE EXECUTIVE COMMITTEE. DIRECTOR OF CG&E SINCE 1983 AND OF PSI SINCE 1994. AGE 68.
   Mr. Randolph has served as Chairman of the Board of the Company, Investments, Services, CG&E, PSI and ULH&P since December 1995. He served as Chairman of the Board and Chief Executive Officer of the Company, Investments, Services, CG&E and PSI from October 1994, and of ULH&P from January 1995, through November 1995. Mr. Randolph was Chairman of the Board, President and Chief Executive Officer of CG&E from May 1993 until October 1994, and of ULH&P from June 1993 until January 1995; he previously served as President and Chief Executive Officer of CG&E and ULH&P. Mr. Randolph is a director of Cincinnati Financial Corporation and PNC Bank Corp.

Mary L. Schapiro
DIRECTOR OF THE COMPANY SINCE 1999; MEMBER OF THE AUDIT COMMITTEE AND OF THE FINANCE COMMITTEE. AGE 43
   Ms. Schapiro has served as the President and as a member of the board of NASD Regulation, Inc. in Washington, D.C. since 1996. NASD Regulation is the independent regulatory subsidiary of the National Association of Securities Dealers, Inc., and is responsible for regulating all member brokerage firms and individual registered representatives and oversight for The Nasdaq Stock Market. Ms. Schapiro served as Chair of the Commodity Futures Trading Commission from 1994 to 1996. From 1988 until 1994, she served as a Commissioner of the Securities and Exchange Commission. Ms. Schapiro is also a member of the Board of Governors of the National Association of Securities Dealers, Inc.

Philip R. Sharp, Ph.D.
DIRECTOR OF THE COMPANY SINCE 1995; MEMBER OF THE AUDIT COMMITTEE. AGE 56.
   Dr. Sharp is a Lecturer in Public Policy at the John F. Kennedy School of Government at Harvard University in Cambridge, Massachusetts. He also serves as a member of the Secretary of Energy's Advisory Board and as Chairman of the Secretary's Electric System Reliability Task Force. Dr. Sharp is also Vice Chairman of the Energy Board of The Keystone Center, a not-for-profit public policy, scientific and educational organization with locations in Keystone, Colorado, and Washington, D.C. He previously served as a member of the U. S. House of Representatives from 1975 until January 1995, representing the second Congressional district of the State of Indiana. Dr. Sharp was a ranking member of the House Energy and Commerce Committee, where he chaired the Energy and Power Subcommittee and served on the Transportation and Hazardous Materials Subcommittee, and of the House Natural Resources Committee, where he served on the Energy and Mineral Resources and the Oversight and Investigations Subcommittees.

Dudley S. Taft
DIRECTOR OF THE COMPANY SINCE 1994; CHAIRMAN OF THE CORPORATE GOVERNANCE COMMITTEE. DIRECTOR OF CG&E FROM 1985 TO 1995. AGE 58.
   Mr. Taft is President and Chief Executive Officer of Taft Broadcasting Company, which holds investments in media-related activities. He is a director of Fifth Third Bancorp, The Fifth Third Bank, Tribune Company, The Union Central Life Insurance Company and U.S. Playing Card Company.

CLASS III DIRECTORS
WHOSE TERMS EXPIRE IN 2000

Michael G. Browning
DIRECTOR OF THE COMPANY SINCE 1994; MEMBER OF THE COMPENSATION COMMITTEE AND OF THE CORPORATE GOVERNANCE COMMITTEE. DIRECTOR OF PSI SINCE 1990. AGE 52.
   Mr. Browning is Chairman and President of Browning Investments, Inc., which is engaged in real estate ventures. He also served as President of Browning Real Estate, Inc., the general partner of various real estate investment partnerships, through December 30, 1994.

Phillip R. Cox
DIRECTOR OF THE COMPANY SINCE 1994; MEMBER OF THE CORPORATE GOVERNANCE COMMITTEE AND OF THE PUBLIC POLICY COMMITTEE. DIRECTOR OF CG&E FROM 1994 TO 1995. AGE 52.
   Mr. Cox is President and Chief Executive Officer of Cox Financial Corporation, a provider of financial and estate planning services. He is a director of Cincinnati Bell Inc., the Cincinnati office of the Federal Reserve Bank of Cleveland, PNC Bank, Ohio, N.A., and Touchstone Mutual Funds.

Kenneth M. Duberstein
DIRECTOR OF THE COMPANY SINCE 1994; MEMBER OF THE PUBLIC POLICY COMMITTEE. DIRECTOR OF PSI FROM 1990 TO 1995. AGE 54.
   Mr. Duberstein is Chairman and Chief Executive Officer of The Duberstein Group, Inc., a provider of strategic planning and consulting services. He is a director of The Boeing Company, Federal National Mortgage Association, Global Vacation Group, Inc. and St. Paul Companies, and is also a member of the Board of Governors of the American Stock Exchange and the National Association of Securities Dealers, Inc.

James E. Rogers
DIRECTOR OF THE COMPANY SINCE 1993; CHAIRMAN OF THE EXECUTIVE COMMITTEE AND MEMBER OF THE CORPORATE GOVERNANCE COMMITTEE. DIRECTOR OF PSI SINCE 1988 AND OF CG&E SINCE 1994. AGE 51.
   Mr. Rogers has served as Vice Chairman, President and Chief Executive Officer of the Company and Services, and as Vice Chairman and Chief Executive Officer of CG&E, PSI, Investments and ULH&P, since December 1995. He also has served as Chief Executive Officer and Director of Global Resources since May 1998. Mr. Rogers served as Vice Chairman, President and Chief Operating Officer of the Company and Services, and as Vice Chairman and Chief Operating Officer of CG&E, PSI and Investments, from October 1994 through November 1995. He also served as Vice Chairman and Chief Operating Officer of ULH&P from January 1995 through November 1995. Mr. Rogers served as Chairman, President and Chief Executive Officer of PSI from August 1990 until October 1994; he previously served as Chairman and Chief Executive Officer. He also served as Chairman and Chief Executive Officer of PSI Resources, Inc., the former parent company of PSI, from October 1993 until October 1994; he previously served as Chairman, President and Chief Executive Officer. Mr. Rogers is a director of Duke Realty Investments, Inc., Fifth Third Bancorp and The Fifth Third Bank.

John J. Schiff, Jr.
DIRECTOR OF THE COMPANY SINCE 1994; MEMBER OF THE COMPENSATION COMMITTEE. DIRECTOR OF CG&E FROM 1986 TO 1995. AGE 55.
   Mr. Schiff is Chairman of the Board of Cincinnati Financial Corporation, an insurance holding company, and of The Cincinnati Insurance Company. He also served as Chairman and Chief Executive Officer of John J. & Thomas R. Schiff & Co., Inc., an insurance agency, through December 1996. Mr. Schiff is a director of Fifth Third Bancorp, The Fifth Third Bank and The Standard Register Company.

Oliver W. Waddell
DIRECTOR OF THE COMPANY SINCE 1994; CHAIRMAN OF THE FINANCE COMMITTEE. DIRECTOR OF CG&E FROM 1989 TO 1995. AGE 68.
   Mr. Waddell is the retired Chairman of the Board of Star Banc Corporation (now Firstar Corporation, a bank holding company). Prior to his retirement, he held various executive officer positions during his career with Star, including Chairman, President and Chief Executive Officer of the holding corporation and its lead bank, Star Bank, N.A. Mr. Waddell is a director of Chiquita Brands International, Inc. and Firstar Corporation.

CLASS I DIRECTORS
WHOSE TERMS EXPIRE IN 2001

Neil A. Armstrong
DIRECTOR OF THE COMPANY SINCE 1994; MEMBER OF THE AUDIT COMMITTEE AND OF THE EXECUTIVE COMMITTEE. DIRECTOR OF CG&E FROM 1973 TO 1995. AGE 68.
   Mr. Armstrong is Chairman of the Board of AIL Systems Inc., which is engaged in the manufacturing of electronic devices and systems. He is a director of Cordant Technologies, Inc., Milacron Inc., RTI International Metals, Inc., and USX Corp.

James K. Baker
DIRECTOR OF THE COMPANY SINCE 1994; CHAIRMAN OF THE AUDIT COMMITTEE AND MEMBER OF THE EXECUTIVE COMMITTEE. DIRECTOR OF PSI SINCE 1986. AGE 67.
   Mr. Baker served as Vice Chairman of Arvin Industries, Inc., a worldwide supplier of automotive parts, from February 1996 until his retirement in April 1998. He served as Chairman of the Board of Arvin Industries from November 1986 through January 1996 and as Chief Executive Officer from 1981 until June 1993. Mr. Baker is a director of Amcast Industrial Corp., Geon Company and Tokheim Corporation.

Cheryl M. Foley
DIRECTOR OF THE COMPANY SINCE 1998. AGE 51.
   Ms. Foley has served as Vice President and General Counsel of the Company and Services since October 1994, of PSI since April 1991, and of each of Investments, CG&E and ULH&P since January 1995. She holds the additional office of Secretary at the Company and PSI, and previously held this additional office at CG&E (until April 1998) and Investments, Services and ULH&P (at each until May 1998). She also served as Vice President, General Counsel and Secretary of PSI Resources, Inc., the former parent company of PSI, from April 1991 until October 1994. Ms. Foley also serves as a director and as the President of Global Resources (since May 1998), having overall responsibility for the Company's international business operations, and is also a director of Investments, Services and ULH&P.

John A. Hillenbrand II
DIRECTOR OF THE COMPANY SINCE 1994; CHAIRMAN OF THE PUBLIC POLICY COMMITTEE AND MEMBER OF THE FINANCE COMMITTEE. DIRECTOR OF PSI SINCE 1985. AGE 67.
   Mr. Hillenbrand principally serves as Chairman, President and Chief Executive Officer of Glynnadam, Inc., a personal investment holding company. He is also Chairman of Able Body Corporation and Nambe' Mills, Inc., and Vice Chairman of Pri-Pak, Inc. Mr. Hillenbrand is a director of Hillenbrand Industries, Inc. and National City Bank, Indiana.

George C. Juilfs
DIRECTOR OF THE COMPANY SINCE 1994; MEMBER OF THE COMPENSATION COMMITTEE AND OF THE PUBLIC POLICY COMMITTEE. DIRECTOR OF CG&E FROM 1980 TO 1995. AGE 59.
   Mr. Juilfs is President and Chief Executive Officer of SENCORP, an international holding company with subsidiaries that manufacture fastening systems, finance and lease capital equipment, and commercialize health-care technologies. He is a director, serving as chairman of the board, of the Cincinnati office of the Federal Reserve Bank of Cleveland.

MEETINGS AND COMMITTEES OF
THE BOARD

During the calendar year ended December 31, 1998, the Board held six meetings. All directors attended more than 75% of the aggregate number of Board meetings and meetings of committees on which they serve, with the exception of Mr. Schiff who attended 70%. In accordance with the provisions of the By-Laws of the Company, the Board has six standing committees which facilitate the carrying out of its responsibilities.
   The Audit Committee, which met three times during 1998, recommends to the Board a firm of independent certified public accountants to conduct audits of the accounts and affairs of the Company and its subsidiaries; reviews with the independent certified public accountants the scope and results of audits, as well as the accounting procedures, internal controls, and accounting and financial reporting policies and practices of the Company and its subsidiaries; and makes such reports and recommendations to the Board as it deems appropriate.
   The Compensation Committee met four times during 1998. The nature and scope of the Compensation Committee's responsibilities are described in the "Board Compensation Committee Report on Executive Compensation" (see page 10).
   The Corporate Governance Committee, which met twice during 1998, recommends to the Board the slate of nominees of directors to be elected by the shareholders, and presents to the Board, whenever vacancies occur, names of individuals who would make suitable directors of the Company and consults with appropriate officers of the Company on matters relating to the organization of the Board and its committees. The Committee has no established procedures for consideration of nominees recommended by shareholders.
   Other standing committees of the Board include the Executive Committee, the Finance Committee and the Public Policy Committee.

COMPENSATION OF DIRECTORS

Directors who are not employees (the "non-employee directors") receive an annual retainer fee of $30,000 plus a fee of $1,500 for each Board meeting attended. Non-employee directors who also serve on one or more standing committees of the Board receive an annual retainer fee of $3,000 for each committee membership plus a fee of $1,500 for each committee meeting attended. The fee for any Board or committee meeting held via conference call is $750. In consideration for their additional responsibilities and time commitments, non-employee directors serving as chairpersons of the committees of the Board receive an additional annual retainer of $3,000. Directors who are also employees of the Company receive no remuneration for their services as directors.
   Under the Company's Directors' Deferred Compensation Plan, each non-employee director of the Company or any of its subsidiaries may defer fees and have them accrued either in cash or in units representing shares of the Company's common stock. If deferred in units, dividends are credited to the individual director's plan account and thereby acquire additional units, at the same time and rate as dividends are paid to holders of the Company's common stock. The deferred units are distributed to the director as shares of the Company's common stock at the time of retirement from the appropriate board. Amounts deferred in cash earn interest at the rate per annum, adjusted quarterly, equivalent to the interest rate for a one-year certificate of deposit as quoted in The Wall Street Journal for the first business day of the calendar quarter, and are paid to the director at the time of retirement from the appropriate board.
   Under the Company's Stock Option Plan, each non-employee director is granted a non-qualified stock option to purchase 12,500 shares of the Company's common stock when he or she first is elected to the Board. The price per share at which options are granted must be no less than 100% of the fair market value of the Company's common stock on the New York Stock Exchange ("NYSE") on the date of the grant. Options vest at the rate of 20% per year over a five-year period from the date of grant and may be exercised over a ten-year term.
   The Company has maintained a Retirement Plan for Directors under which non-employee directors of the Company, Services, PSI and CG&E have accrued retirement benefits based upon their years of service. In December 1998, the Board amended and restated this plan to eliminate future benefit accruals and adopted a new Cinergy Corp. Directors' Equity Compensation Plan under which future benefits for non-employee directors are expected to be equity-based. Each of these plans is subject to shareholder approval at the Annual Meeting. Please refer to pages 20-22 and Appendix A of this Proxy Statement for a description and the text of the amended and restated Retirement Plan for Directors, and to pages 22-23 and Appendix B for a description and the text of the new Directors' Equity Compensation Plan.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The only persons or groups known to the Company to be the beneficial owners of more than 5% of the Company's common stock, the only voting security, as of December 31, 1998, are set forth in the following table. This information is based on the most recently available reports filed with the SEC pursuant to the requirements of Sections 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and transmitted to the Company by the persons or groups named.

                           Amount and
                             Nature
Name and Address         of Beneficial      Percent
of Beneficial Owner        Ownership       of Class
-----------------------------------------------------
Scudder Kemper                   shares(1)           %
  Investments, Inc.
345 Park Avenue
New York, NY 10154

U. S. Trust Company     9,181,572 shares(2)        5.8%
  of California, N.A.
515 South Flower
Street
Los Angeles, CA 90071

(1) Holder reports having sole voting power with respect to         shares,
    shared voting power with respect to         shares, sole dispositive power
    with respect to         shares, and shared dispositive power with respect to
          shares.

(2) Shares held as trustee of benefit plans for employees of the Company and its subsidiaries. Under the terms of the plans, participants have the right to vote the shares credited to their accounts; however, the trustee may, at its discretion, vote those shares not voted by participants. Holder reports having shared voting and dispositive powers with respect to all shares, and sole voting and dispositive powers with respect to none of these shares.
   The beneficial ownership of the Company's common stock held by each nominee, continuing director and named executive officer (as defined on page 14), and of units representing shares of the Company's common stock paid as compensation to non-employee directors, as of December 31, 1998, is set forth in the following table.

                        Amount and Nature
Name of Beneficial        of Beneficial
Owner(1)                   Ownership(2)      Units(3)
-------------------------------------------------------
Neil A. Armstrong          10,750 shares
James K. Baker             23,605 shares         5,901
Michael G. Browning        28,835 shares         9,495
Phillip R. Cox             10,238 shares
Kenneth M. Duberstein      22,991 shares
Cheryl M. Foley            81,306 shares
William J. Grealis        109,649 shares
John A. Hillenbrand II     33,472 shares         9,542
George C. Juilfs           13,750 shares
John M. Mutz              113,145 shares
Melvin Perelman            23,423 shares         8,918
Thomas E. Petry            12,000 shares
Jackson H. Randolph       209,609 shares
James E. Rogers           398,526 shares
Mary L. Schapiro                0 shares
John J. Schiff, Jr.        51,059 shares(4)
Philip R. Sharp             6,000 shares
Dudley S. Taft             13,000 shares
Larry E. Thomas           131,737 shares
Oliver W. Waddell          15,253 shares
All directors and       1,650,504 shares
executive officers as
a group

(1) Beneficial ownership of directors and executive officers as a group represents 1.04% of the outstanding shares of common stock; individual beneficial ownership by any director, nominee or executive officer does not exceed 0.252% of the outstanding shares of common stock.

(2) Includes shares which there is a right to acquire within 60 days pursuant to the exercise of stock options in the following amounts: Mr.
    Armstrong - 10,000; Mr. Baker - 10,000; Mr. Browning - 22,787; Mr.
    Cox - 10,000; Mr. Duberstein - 15,287; Ms. Foley - 20,000; Mr.
    Grealis - 73,237; Mr. Hillenbrand - 10,000; Mr. Juilfs - 10,000; Mr. Mutz - 80,000; Dr. Perelman - 10,000; Mr. Petry - 10,000; Mr. Randolph - 91,258;
    Mr. Rogers - 195,629; Mr. Schiff - 10,000; Dr. Sharp - 5,000; Mr.
    Taft - 10,000; Mr. Thomas - 62,516; and all directors and executive officers as a group - 792,981.

(3) Each unit represents one share of the Company's common stock credited to the account of the respective director as of December 31, 1998 under the Company's Directors' Deferred Compensation Plan.

(4) Includes 15,000 shares owned of record by a trust of which Mr. Schiff is one of three trustees who share voting and investment power equally. Does not include 1,791,000 shares, as to which Mr. Schiff disclaims any beneficial interest, held by Cincinnati Financial Corporation and certain of its subsidiaries.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board (the "Committee"): (i) establishes the Company's compensation policy; (ii) recommends, oversees and administers compensation plans for all executive officers and key employees; (iii) determines compensation for the chief executive officer; and (iv) reviews and approves compensation for the Company's remaining executive officers. During 1998, the Committee was composed of Messrs. Van P. Smith (Chairman), Michael G. Browning, George C. Juilfs, and John J. Schiff, Jr., each of whom was an independent, "non-employee director" of the Company, within the meaning of Rule 16b-3 under the 1934 Act, and an "outside director" within the meaning of
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

COMPENSATION POLICY

The Company's executive compensation program is designed to attract, retain and motivate the high quality employees needed to provide superior service to its customers and to maximize returns to its shareholders. The Company's compensation program for executive officers consists of base salary, annual cash incentives, and long-term incentives.
   Base salaries for the executive group are targeted at the median of comparably sized utility companies based on kilowatt-hours ("kwh") sold. Because of the Company's low-cost position, kwh sales are considered to be a better measure than revenues for constructing a comparative group. Base salary levels are reviewed annually, and any increases are based on such factors as competitive industry salaries, the Company's financial results and a subjective assessment of each individual's performance, role and skills.
   The Company's executive compensation program also seeks to link executive and shareholder interests through cash-based and equity-based incentive plans, in order to reward corporate and individual performance. Annual and long-term incentive plans are structured to provide opportunities that are competitive with general industry companies.
   This emphasis on incentive compensation results in a compensation mix for the chief executive officer and the remaining executive officers consisting of annual and long-term incentives accounting for at least 50% of the employee's annual compensation. It is the Committee's view that short-term and long-term incentive opportunities that distinguish between short-term and long-term corporate goals can assist in motivating the type of behavior crucial to managing successfully in an increasingly competitive environment.
   Consistent with its belief that a well-planned and well-implemented executive incentive compensation program, with meaningful and measurable performance targets and competitive award opportunities, sends a strong, positive message to the financial markets, the Committee has implemented an executive long-term incentive compensation program (the "LTIP") within the parameters of the Company's 1996 Long-Term Incentive Compensation Plan (the "Umbrella Plan"). The LTIP combines the interests of the Company's shareholders, customers, and management to enhance the Company's value. (Specifics of the program are discussed below under the heading "Long-Term Incentive Compensation and Stock Options.")
   The Committee also has two non-qualified deferred compensation plans for executive officers of the Company, as follows: (i) the Deferred Incentive Compensation Plan allows deferral of receipt of all or a portion of cash awards otherwise payable under the Company's Annual Incentive Plan; and (ii) the Excess 401(k) Plan allows deferral of receipt of a portion of base salaries that otherwise could not be deferred under the Company's qualified 401(k) plan, due to federal government limitations on the amount of compensation that can be deferred into qualified plans.

ANNUAL INCENTIVE COMPENSATION

Approximately 425 management employees, including all executive officers, are eligible to participate in the Company's Annual Incentive Plan. Each participant is eligible to receive an incentive cash award or bonus to the extent that certain pre-determined corporate and individual goals are achieved. For 1998, the Company's corporate goal was based on earnings per share. Individual performance goals varied for each executive officer; however, all related to the achievement of the Company's overall strategic vision of becoming a premier energy services company. Achievement of the corporate goal for 1998 and achievement of individual goals each accounted for 50% of the total possible award.
   For 1998, the potential awards ranged from 2.5% to 90% of the participant's annual base salary, depending upon the achievement levels and the participant's position. Graduated standards for achievement were developed to encourage each employee's contribution. The Committee reviewed and approved both the plan goals at the beginning of the year and the achievements at the end of the year.
   [Discussion with respect to 1998 payout under Annual Incentive Plan subject to completion.]

   For 1999, the Company's Annual Incentive Plan corporate goal will again be based on earnings per share. The corporate goal will account for 40% of the total possible award and achievement of individual key performance indicators will account for the remaining 60% for all employees except business unit presidents. For business unit presidents, 10% of the total possible award will be based on business unit earnings per share targets and the remaining 50% will be based on individual key performance indicators.

LONG-TERM INCENTIVE COMPENSATION AND STOCK OPTIONS

The LTIP ties a significant portion of the participants' pay to long-term performance of the Company, provides a greater upside potential for outperforming peer companies as well as downside risk for underperforming, focuses on creating shareholder value through increasing total shareholder return, and provides a significant portion of total compensation opportunity through the use of the Company's common stock to create an ownership mindset. Approximately 85 management employees, including all executive officers except the chairman of the board, are eligible for participation in the LTIP.
   The LTIP consists of two elements: (1) stock options, and (2) performance-based restricted stock and performance shares (this second portion is called the "Value Creation Plan"). "Performance-based restricted stock" means grants of the Company's common stock that are subject to transfer restrictions and risk of forfeiture for a specified restriction period, and the vesting of which are conditional upon the attainment of Performance Measures. Stock options comprise 25% of the total award opportunity under the plan, and the Value Creation Plan comprises the other 75%. The annualized target award opportunity as a percent of base salary ranges from 15% to 100% depending on the participant's position. With respect to the named executive officers eligible for participation in the LTIP, the target LTIP award values are 100% of base salary for the chief executive officer and 70% of the respective base salary for each of the remaining named executive officers. The LTIP operates on three-year, non-overlapping performance periods or cycles. The first performance period covers October 1, 1996, through December 31, 1999.
   The first portion of the LTIP consists of annual grants of stock options, which commenced effective January 1, 1997, and continue effective each January 1 thereafter. The number of options granted to a participant is determined by taking 25% of the participant's target LTIP award value and dividing it by the projected stock price appreciation of an option, to arrive at the number of options granted to a participant for each year of the three-year cycle. The stock options vest three years from the date of grant. Information with respect to stock options granted during 1998 to the named executive officers is set forth in the Summary Compensation Table and the Option/SAR Grants Table.
   The second portion of the LTIP consists of the Value Creation Plan. The Value Creation Plan consists of a target grant of performance-based restricted stock and performance shares, both of which can be earned based on the Company's total shareholder return ("TSR") vs. the TSR of the peer group. TSR is defined as share price appreciation plus dividends. For the three-year performance cycle, the Company's average TSR is measured against the average TSR of the peer group. The peer companies are the 25 largest utility companies, based on kwh sales.
   At the end of the performance period, participants will earn an award based upon the Company's performance relative to its peer group. If the Company's TSR equals the TSR of the peer group, participants will earn the target number of restricted shares. Participants will earn the target number of restricted shares plus a greater number of non-restricted shares (called "performance shares") if the Company's TSR exceeds that of the peer group. However, if the Company's TSR is lower than that of the peer group, participants will not earn some of the target restricted shares or any performance shares and could lose all of the restricted shares if the Company's performance falls dramatically below that of the peer companies. The maximum that can be earned under the Value Creation Plan by a participant for the performance cycle is three times the total LTIP target value less the value of any stock options.
   Except in the case of disability, death, voluntary termination, or retirement on or after age 50 during the three-year performance cycle, a participant must be employed by the Company on January 1 following the end of a performance cycle to receive any earned award. The earned target restricted shares become unrestricted (or vested) as soon as practicable after the end of a performance cycle, but no later than April 1 following the end of a performance cycle. The earned performance shares (based on the added incremental value created during the cycle), if any, will be paid in two equal, annual installments. One-half will be paid as soon as practicable after the first anniversary date (I.E., January 1, 2001 with respect to the performance cycle ending December 31, 1999), but no later than three months subsequent to that anniversary date, following the end of a performance cycle. The remaining half will be paid as soon as practicable after the second anniversary date (I.E., January 1, 2002 with respect to the performance cycle ending December 31, 1999), but no later than three months subsequent to that anniversary date, following the end of a performance cycle.
   Because grants under the Value Creation Plan are made at the beginning of the three-year performance cycle, there were no grants made during 1998 to any of the named executive officers.

CHIEF EXECUTIVE OFFICER

Mr. Rogers' 1998 base salary was determined by the Committee after giving consideration to his employment agreement with the Company (see "Employment Agreements and Severance Arrangements" on page 17), competitive salaries of chief executive officers of both peer companies and general industry, and a subjective assessment of his performance. For 1998, Mr. Rogers also earned incentive compensation under the Annual Incentive Plan in the amount of
[?$        ?], which was based, in part, upon the Committee's determination as to the achievement of the Company's corporate target goal and upon the Committee's determination of his achievement of individual goals. Under the Annual Incentive Plan, Mr. Rogers' maximum potential award is equal to 90% of his annual base salary (including deferred compensation).
   Effective January 1, 1998, the Committee granted Mr. Rogers an option to purchase 55,400 shares of the Company's common stock, at the fair market value of $38.59375 per share, as the second annual option grant under the first performance period of the LTIP. Effective March 24, 1998, the Committee granted Mr. Rogers an option to purchase 480,000 shares of the Company's common stock, at the fair market value of $36.875 per share, under the Stock Option Plan. The Committee believed that the March 1998 grant signified Mr. Rogers' importance to the current and future success of the Company and further demonstrated its support and commitment to him. Information with respect to these grants is set forth in the Summary Compensation Table and the Option/SAR Grants Table.
   In September 1998, the Committee approved an amended and restated employment agreement for Mr. Rogers, which incorporated previous amendments made to his agreement and the substantive terms of his prior severance agreement. The substantive terms of the restated employment agreement are discussed under "Employment Agreements and Severance Arrangements."

CODE SECTION 162(m)

Code Section 162(m) generally limits the Company's tax deduction to one million dollars for compensation paid to each of the named executive officers. However, the statute exempts qualifying performance-based compensation from the deduction limit if certain conditions are met. The Committee currently intends under most circumstances to structure performance-based compensation, including stock option grants and restricted stock grants under the LTIP and a significant portion of the award opportunity under the Annual Incentive Plan, to executive officers who may be subject to Code Section 162(m) in a manner that satisfies those requirements.
   However, for 1998 the Committee exercised its discretion (as discussed above) to permit a payout for the corporate goal portion of the Annual Incentive Plan even though the minimum earnings per share goal was not achieved. The Committee realizes that its action affects the tax deductibility of a part of Mr. Rogers' compensation under Code Section 162(m).
   The Committee intends to continue basing its executive compensation decisions primarily upon performance achieved, both corporate and individual, but retains the right to make subjective decisions and to award compensation that might be subject to the tax deductibility limitation under Code Section 162(m).
   The tables which follow, and accompanying footnotes, reflect the decisions covered by the above discussion.

COMPENSATION COMMITTEE
Van P. Smith, Chairman
Michael G. Browning
George C. Juilfs
John J. Schiff, Jr.

               [Remainder of this page intentionally left blank.]

SUMMARY COMPENSATION TABLE

The following table sets forth the compensation of the chief executive officer and each of the other four most highly compensated executive officers (these five executive officers are sometimes collectively referred to as the "named executive officers") for services to the Company and its subsidiaries during the calendar years ended December 31, 1998, 1997 and 1996.

                                                                                   Long-Term Compensation
                                                                             -----------------------------------
                                                Annual Compensation
                                                                                     Awards            Payouts
                                        -----------------------------------  -----------------------------------
            (a)                 (b)        (c)         (d)          (e)         (f)         (g)          (h)          (i)

                                                                   Other                                              All
                                                                  Annual     Restricted Securities                   Other
                                                                  Compen-      Stock    Underlying      LTIP        Compen-
         Name and                        Salary     Bonus(1)     sation(2)   Awards(3)  Options/SARs Payouts(4)    sation(5)
    Principal Position         Year        ($)         ($)          ($)         ($)         (#)          ($)          ($)
-----------------------------------------------------------------------------------------------------------------------------
James E. Rogers                   1998    810,000     xxx,xxx      191,144           0     535,400            0      138,329
  Vice Chairman, President        1997    700,008     337,504       17,039   1,951,169      55,400            0      126,956
  and Chief Executive             1996    625,000     607,518        3,697           0           0      849,750      108,108
  Officer

Jackson H. Randolph               1998    585,000     321,750       13,405           0           0            0       98,157
  Chairman of the Board           1997    585,000     321,750       14,575           0           0            0       88,181
                                  1996    535,000     321,750       10,675           0           0      675,212      120,512

John M. Mutz                      1998    415,188     xxx,xxx        5,574           0      21,700            0        23,611
  Vice President of the           1997    395,412     118,624        3,763     761,985      21,700            0        22,162
  Company,                        1996    376,584     150,634        2,431           0           0      339,108        14,993
  and President of PSI

William J. Grealis                1998    396,900     xxx,xxx       25,643           0       20,700            0       34,313
  Vice President and Chief        1997    378,000     113,400       13,094     728,443       20,700            0       15,550
  Strategic Officer of the        1996    343,200     205,920        8,828           0            0      246,048       35,611
  Company, and President of
  Investments

Larry E. Thomas                   1998    352,848     xxx,xxx        9,678           0       18,400            0       16,594
  Vice President of the           1997    336,048     100,814       11,502     647,575       18,400            0       15,809
  Company,                        1996    294,350     176,610        5,030           0            0      252,285       36,162
  and President of the
  Energy Delivery Business
  Unit

(1) Amounts appearing in this column reflect the Annual Incentive Plan award earned during the year listed and paid in the following year.

(2) Amounts appearing in this column for 1998 include for Mr. Rogers personal use of corporate leased aircraft recognized as income to him in the amount of $77,871. The majority of the remainder of the amounts in this column reflect payments for certain federal and state income tax obligations.

(3) Amounts appearing in this column reflect the dollar values of restricted stock awards, determined by multiplying the number of shares in each award by the closing market price of the Company's common stock as of the effective date of grant. The aggregate number of all restricted stock holdings and values at calendar year ended December 31, 1998, determined by multiplying the number of shares by the year end closing market price, are as follows: Mr. Rogers - 58,462 shares ($2,009,631); Mr. Mutz - 22,831 shares ($784,816); Mr. Grealis - 21,826 shares ($750,269); and Mr.
    Thomas - 19,403 shares ($666,978). Dividends are retained by the Company for the duration of the three-year performance cycle; upon settlement of the restricted stock awards, dividends will be paid in shares of the Company's common stock based on the number of shares of restricted stock actually earned and the fair market value of the Company's common stock on the settlement date.

(4) Amounts appearing in this column reflect the values of the shares earned under the Company's Performance Shares Plan during the 1994-1997 and 1996-1999 performance cycles that were ended during 1996 in transition to the Valuation Creation Plan.

(5) Amounts appearing in this column for 1998 include for Messrs. Rogers, Randolph, Mutz, Grealis and Thomas, respectively: (i) employer matching contributions under 401(k) plan and related excess benefit plan of $24,300, $17,550, $12,456, $11,907 and $10,585; and (ii) insurance premiums paid with respect to executive/group-term life insurance of $245, $752, $11,155, $22,406 and $6,009. Also includes for Mr. Rogers deferred compensation in the amount of $50,000, and for Messrs. Rogers and Randolph, respectively, above-market interest on amounts deferred pursuant to deferred compensation agreements of $48,955 and $63,447, and benefits under split dollar life insurance agreements of $14,829 and $16,408.

OPTION/SAR GRANTS TABLE

The following table sets forth information concerning individual grants of options to purchase the Company's common stock made to the named executive officers during 1998.

                                                                                           Potential Realizable
                                                                                             Value at Assumed
                                                                                             Annual Rates of
                                                                                               Stock Price
                                                                                               Appreciation
                                   Individual Grants                                         for Option Term
---------------------------------------------------------------------------------------   ----------------------
                (a)                      (b)            (c)          (d)        (e)          (f)         (g)
                                      Number of
                                      Securities     % of Total
                                      Underlying    Options/SARs   Exercise
                                     Options/SARs    Granted to    or Base
                                       Granted      Employees in    Price    Expiration       5%         10%
               Name                      (#)        Fiscal Year     ($/Sh)      Date         ($)         ($)
----------------------------------------------------------------------------------------------------------------
                                        55,400          5.82%      38.59375    1/1/2008    1,344,558   3,407,654
James E. Rogers                        480,000         50.45%      36.875     3/24/2008   11,424,000  28,675,200
John M. Mutz                            21,700          2.28%      38.59375    1/1/2008      526,659   1,334,767
William J. Grealis                      20,700          2.18%      38.59375    1/1/2008      502,389   1,273,257
Larry E. Thomas                         18,400          1.93%      38.59375    1/1/2008      446,568   1,131,784

AGGREGATED OPTION/SAR EXERCISES AND YEAR END OPTION/SAR VALUES TABLE

The following table sets forth information concerning: (i) stock options exercised by the named executive officers during 1998, including the value realized (I.E., the spread between the exercise price and market price on the date of exercise); and (ii) the numbers of shares for which options were held as of December 31, 1998, including the value of "in-the-money" options (I.E., the positive spread between the exercise prices of outstanding stock options and the closing market price of the Company's common stock on December 31, 1998, which was $34.375 per share).

                (a)                         (b)           (c)           (d)             (e)
                                                                     Number of
                                                                    Securities        Value of
                                                                    Underlying      Unexercised
                                                                    Unexercised     In-The-Money
                                                                   Options/SARs     Options/SARs
                                                                    at Year End     at Year End
                                                                        (#)             ($)
                                      Shares Acquired    Value    ---------------  --------------
                                        on Exercise    Realized    Exercisable/     Exercisable/
                Name                        (#)           ($)      Unexercisable   Unexercisable
-------------------------------------------------------------------------------------------------
James E. Rogers                                  0           N/A  195,629/640,800  2,249,734/623,475
Jackson H. Randolph                          8,742       102,992   91,258/50,000   1,049,467/575,000
John M. Mutz                                12,787       225,356   82,660/60,740   922,328/246,660
William J. Grealis                           2,650        28,156   73,237/61,400   736,947/219,363
Larry E. Thomas                             31,588       478,800   62,516/56,800   718,934/246,100

PENSION BENEFITS

The pension benefits payable at retirement to each of the named executive officers are provided under the terms of the Cinergy Corp. Non-union Employees' Pension Plan, a non-contributory, defined benefit pension plan (the "Cinergy Pension Plan"), plus certain supplemental plans or agreements. Pension benefits previously earned under the terms of the former CG&E and PSI pension plans are fully preserved for participants under the terms of the Cinergy Pension Plan.
   Under the terms of the Cinergy Pension Plan, the retirement income payable to a pensioner is 1.1% of final average pay plus 0.5% of final average pay in excess of covered compensation, times the number of years of plan participation through 35 years, plus 1.4% of final average pay times the number of years of plan participation over 35 years. Final average pay is the average annual salary, based upon retirement anniversary date, during the employee's three consecutive years producing the highest such average within the last ten anniversary years immediately preceding retirement, plus any short-term incentive and/or deferred compensation. Covered compensation is the average social security taxable wage base over a period of up to 35 years. The Internal Revenue Service annually establishes a dollar limit, indexed to inflation, of the amount of pay permitted for consideration under the terms of such plans, which for 1998 was $160,000.
   The Cinergy Excess Benefit Plan is designed to restore pension benefits to those individuals whose benefits under the Cinergy Pension Plan would otherwise exceed the limits imposed by the Code. Each of the named executive officers is covered under the terms of the Cinergy Excess Benefit Plan.
   The pension plan table set forth below illustrates the estimated annual benefits payable as a straight-life annuity under both Cinergy plans to participants who retire at age 62. Such benefits are not subject to any deduction for social security or other offset amounts.
   The accrued annual benefit payable to Messrs. Randolph and Mutz upon their retirement is based upon credited service of 35 years and 3.39 years, respectively, and for Mr. Randolph will be the greater of the benefit calculated under the terms of the Cinergy Pension and Excess Benefit Plans, or under the former CG&E plan and credited service of 37 years under that plan. The estimated credited years of service at age 62 for each of the remaining named executive officers are as follows: Mr. Rogers, 20.22 years; Mr. Grealis, 11.69 years; and Mr. Thomas, 35 years.
   Effective January 1, 1999, the Cinergy Supplemental Retirement Plan was amended, restated and renamed the Cinergy Supplemental Executive Retirement Plan (the "SERP"). One part of the SERP, the "Mid-career Benefit," is designed to provide coverage to executives who will not qualify for full retirement benefits under the Cinergy Pension Plan. The Mid-career Benefit is an amount equal to that which a covered employee with maximum permitted years of participation (35 years) would have received under the Cinergy Pension Plan, reduced by the actual benefit provided by that plan and Cinergy's Excess Benefit Plan, and further reduced by 50% of the employee's estimated age 62 social security benefit.

Years of Service
-----------------------------------------------------------------------------------------
Compensation      5         10         15         20         25         30         35
-----------------------------------------------------------------------------------------
 $  300,000   $  23,045  $  46,085  $  69,130  $  92,170  $ 115,215  $ 138,255  $ 161,300
    400,000      31,045     62,085     93,130    124,170    155,215    186,255    217,300
    500,000      39,045     78,085    117,130    156,170    195,215    234,255    273,300
    600,000      47,045     94,085    141,130    188,170    235,215    282,255    329,300
    700,000      55,045    110,085    165,130    220,170    275,215    330,255    385,300
    800,000      63,045    126,085    189,130    252,170    315,215    378,255    441,300
    900,000      71,045    142,085    213,130    284,170    355,215    426,255    497,300
  1,000,000      79,045    158,085    237,130    316,170    395,215    474,255    553,300
  1,100,000      87,045    174,085    261,130    348,170    435,215    522,255    609,300
  1,200,000      95,045    190,085    285,130    380,170    475,215    570,255    665,300
  1,300,000     103,045    206,085    309,130    412,170    515,215    618,255    721,300
  1,400,000     111,045    222,085    333,130    444,170    555,215    666,255    777,300
  1,500,000     119,045    238,085    357,130    476,170    595,215    714,255    833,300
  1,600,000     127,045    254,085    381,130    508,170    635,215    762,255    889,300

   The second part of the SERP, the "Senior Executive Supplement," is designed to provide selected senior officers of the Company an opportunity to earn a retirement benefit that will replace 60% of their final pay. Each participant accrues a retirement income replacement percentage at the rate of 4% per year from date of hire (maximum of 15 years). The Senior Executive Supplement is an amount equal to 60% of the employee's final average pay (as defined in the Cinergy Pension Plan) or the final 12 months of base pay and Annual Incentive Plan pay, reduced by the actual benefits provided under the Cinergy Pension Plan, the Cinergy Excess Benefit Plan and the Mid-career Benefit, and further reduced by 50% of the employee's estimated age 62 social security benefit.
   Moreover, Mr. Randolph has a Supplemental Executive Retirement Income Agreement under which he or his beneficiary will receive an annual supplemental retirement benefit of $511,654, in monthly installments of $42,638 for 180 months beginning December 1, 2000.
   The Cinergy Executive Supplemental Life Insurance Program provides key management personnel, including the named executive officers, with additional life insurance coverage during employment and with post-retirement deferred compensation. At the later of age 55 or retirement, the participant's life insurance coverage under the program is canceled. At that time, the participant receives the total amount of coverage in the form of deferred compensation payable in ten equal annual installments of $15,000 per year.

EMPLOYMENT AGREEMENTS AND
SEVERANCE ARRANGEMENTS

Mr. Rogers has an employment agreement which was effective October 24, 1994 and was amended and restated in its entirety effective September 22, 1998. Pursuant to the terms of his agreement, Mr. Rogers served as Vice Chairman, President and Chief Operating Officer of the Company until November 30, 1995, and, since that time, has served as Vice Chairman, President and Chief Executive Officer. Mr. Rogers' agreement currently is automatically extended for an additional year on each annual anniversary date, unless either the Company or Mr. Rogers gives timely notice otherwise. During the term of his agreement, Mr. Rogers receives a minimum annual base salary of $810,000. Under the terms of his employment agreement, Mr. Rogers was credited with 25 years of participation in the Mid-career Benefit portion of the SERP as of his 50th birthday. He has been or will be credited with an additional two years of participation on each birthday through his 55th, provided that he is employed by the Company as of each birthday. Mr. Rogers' employment agreement also provides that if he retires on or after age 55 he will be entitled to receive annual retirement income for his lifetime equal to the greater of 60% of his final average pay, or 60% of his base pay and Annual Incentive Plan pay for the final 12 months immediately preceding his retirement.
   Mr. Randolph has an employment agreement which commenced on October 24, 1994. Pursuant to the terms of his agreement, Mr. Randolph served as Chairman and Chief Executive Officer of the Company until November 30, 1995, at which time he relinquished the position of Chief Executive Officer. He will continue to serve as Chairman of the Board of the Company until November 30, 2000, the expiration date of his agreement. During the term of his agreement, Mr. Randolph receives a minimum annual base salary of $465,000.
   If the employment of Messrs. Rogers or Randolph (each sometimes individually referred to as the "executive") is terminated as a result of death, his beneficiary will receive a lump sum cash amount equal to the sum of (a) the executive's annual base salary through the termination date to the extent not previously paid, (b) a pro rata portion of the benefit under the Company's Annual Incentive Plan calculated based upon the termination date, and (c) any compensation previously deferred but not yet paid to the executive (with accrued interest or earnings thereon) and any unpaid accrued vacation pay. Mr. Rogers' beneficiary will also receive an amount equal to his vested accrued benefit under the Value Creation Plan. In addition to these accrued amounts, if the Company terminates the executive's employment without "cause" or the executive terminates his employment for "good reason" (as each is defined in the employment agreements), the Company will pay to the executive (a) a lump sum cash amount equal to the present value of his annual base salary and benefit under the Company's Annual Incentive Plan payable through the end of the term of employment, at the rate and applying the same goals and factors in effect at the time of notice of such termination, (b) the value of all benefits to which the executive would have been entitled had he remained in employment until the end of the term of employment under the Company's Executive Supplemental Life Insurance Program (and also including the Value Creation Plan in the case of Mr. Rogers), (c) the value of all deferred compensation and all executive life insurance benefits whether or not then vested or payable, and (d) medical and welfare benefits for the executive and his family through the end of the term of employment. If the executive's employment is terminated by the Company for cause or by the executive without good reason, the executive will receive unpaid annual base salary accrued through the termination date and any accrued deferred compensation.
   Mr. Mutz has an employment agreement which commenced on October 4, 1993, and was amended most recently effective as of December 31, 1998. Pursuant to the terms of his agreement, Mr. Mutz serves as President, and is nominated for election as a director, of PSI until May 31, 1999, the expiration date of his agreement. During the term of his agreement, Mr. Mutz receives a minimum annual base salary of $330,000. Under his employment agreement, Mr. Mutz is fully vested in the Mid-career Benefit portion of the SERP, without offset for other retirement benefits, and is guaranteed a benefit thereunder based on its current terms even if the plan subsequently is amended to reduce benefits or is terminated. Mr. Mutz's employment agreement further provides that in connection with the Senior Executive Supplement portion of the SERP, Mr. Mutz will be credited with a pay replacement percentage of 60% as of his retirement date.
   Mr. Grealis has an employment agreement which commenced on January 16, 1995 and currently is automatically extended for an additional year on each January 1, unless either the Company or Mr. Grealis gives timely notice otherwise. During the term of his agreement, Mr. Grealis receives a minimum annual base salary of $288,000. Under his employment agreement, Mr. Grealis will receive annual retirement income of no less than $283,000 payable as a straight-life annuity at age 62.
   Mr. Thomas has an employment agreement which currently is automatically extended for an additional year on each January 1, unless either the Company or Mr. Thomas gives timely notice otherwise. During the term of his agreement, Mr. Thomas receives a minimum annual base salary of $240,000. Under his employment agreement, if Mr. Thomas retires on or after age 55 he will be entitled to receive annual retirement income equal to the greater of 60% of his final average pay, or 60% of his base pay and Annual Incentive Plan pay for the final 12 months immediately preceding his retirement.
   If the employment of Messrs. Mutz, Grealis or Thomas (each sometimes individually referred to as the "officer") is terminated as a result of death, for cause, or by the officer without good reason, the officer or the officer's beneficiary will be paid a lump sum cash amount equal to (a) the officer's unpaid annual base salary through the termination date, (b) a pro rata portion of the officer's award under the Company's Annual Incentive Plan, (c) the officer's vested accrued benefits under the Value Creation Plan (and also including the Cinergy Pension Plan, Excess Benefit Plan, and Supplemental Executive Retirement Plan in the case of Mr. Mutz), and (d) any unpaid deferred compensation (including accrued interest or earnings) and unpaid accrued vacation pay. If, instead, the officer's employment is terminated prior to a change in control (as defined) without cause or by the officer for good reason, the officer will be paid (a) a lump sum cash amount equal to the present value of the officer's annual base salary and target annual incentive cash award payable through the end of the term of the agreement, at the rate and applying the same goals and factors in effect at the time of notice of such termination,
(b) the present value of all benefits to which the officer would have been entitled had the officer remained in employment until the end of the term of the agreement under the Value Creation Plan and Executive Supplemental Life Insurance Program (and also including the Cinergy Pension Plan, Excess Benefit Plan, and Supplemental Executive Retirement Plan in the case of Mr. Mutz), (c) the value of all deferred compensation and all executive life insurance benefits whether or not vested or payable, and (d) continued medical and welfare benefits through the end of the term of the agreement. In addition to the above, under Mr. Mutz's employment agreement the Company has waived its right to challenge Mr. Mutz in the event he elects to terminate his employment agreement for good reason.
   Each of the named executive officers participates in the Company's Annual Incentive Plan, Stock Option Plan, LTIP, Excess Benefit Plan, SERP, and Executive Supplemental Life Insurance Program (with the exception of Mr. Randolph who does not participate in the LTIP or SERP), participates in all other retirement and welfare benefit plans applicable generally to Company employees and executives, and receives other fringe benefits.
   If the employment of any named executive officer is terminated after a change in control, the officer will be paid a lump sum cash payment equal to the greater of (i) three times the sum of his annual base salary immediately prior to the date of his termination of employment or, if higher, the date of the change in control, plus all incentive compensation or bonus plan amounts in effect prior to the date of his termination of employment or, if higher, prior to the change in control, and (ii) the present value of all annual base salary, bonuses and incentive compensation and retirement benefits that would otherwise be due under the agreement, plus deferred compensation and executive life insurance benefits. In addition, the officer will be provided life, disability, accident and health insurance benefits for thirty-six months, reduced to the extent comparable benefits are received, without cost, by the officer. In addition to the above, Messrs. Rogers and Randolph will receive their benefits under their deferred compensation agreements (discussed below) and split dollar life insurance agreements.

DEFERRED COMPENSATION AGREEMENTS

Mr. Randolph and CG&E, and Mr. Rogers and PSI, entered into deferred compensation agreements effective as of January 1, 1992, which were assumed by the Company effective as of October 24, 1994.
   Pursuant to the terms of his deferred compensation agreement, Mr. Randolph was credited annually with a $50,000 base salary increase in the form of deferred compensation for the five-year period from January 1, 1992 through December 31, 1996, and when his employment terminates he will receive an annual cash benefit of $179,000 payable for a 15-year period beginning January 2001.
   Pursuant to the terms of his deferred compensation agreement, Mr. Rogers was credited annually with a $50,000 base salary increase in the form of deferred compensation for the five-year period from January 1, 1992 through December 31, 1996, and is credited annually the same amount for the additional five-year period from January 1, 1997 through December 31, 2001. Mr. Rogers' deferred compensation agreement further provides that when his employment terminates for any reason, other than death, he will receive an annual cash benefit over a 15-year period beginning the first January following termination of his employment, but in no event earlier than January 2003 nor later than January 2010. The annual cash benefit amount payable for such 15-year period ranges from $179,000 per year, if payment begins in January 2003, to $554,400 per year if payment commences in January 2010. Comparable amounts are payable to Mr. Rogers if he dies before commencement of payment of the 15-year payments described above. In addition, if Mr. Rogers' employment terminates before January 1, 2002 for any reason other than death or disability, he will receive a lump sum cash payment equal to the total amount deferred during the second five-year period described above plus interest; if his employment terminates on or after January 1, 2002 for any reason other than death or disability, he will receive an additional annual benefit for a 15-year period beginning the first January following termination of his employment, but in no event earlier than January 2008 nor later than January 2010. The annual cash benefit amount payable for such period ranges from $179,000 per year, if payment begins in January 2008, to $247,000 per year if payment begins in January 2010. Comparable amounts are payable to Mr. Rogers in the event his employment is terminated for disability prior to January 1, 2002 or if he dies (i) prior to January 1, 2002 while employed or disabled, or (ii) on or after January 1, 2002 but before commencement of payment of benefits; provided, however, if Mr. Rogers becomes disabled prior to the completion of the second award period, his payments will be proportionately reduced in the same manner as described above for disability during the first award period.

COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION

Mr. Schiff, Chairman of the Board of Cincinnati Financial Corporation, serves on the Company's Compensation Committee and Mr. Randolph, Chairman of the Board of the Company, serves on the board of directors of Cincinnati Financial Corporation.

PERFORMANCE GRAPH
The following line graph compares the cumulative total average shareholder return of the common stock of the Company with the cumulative total returns during the same time period of the Standard & Poor's ("S&P") Electric Utilities Index and the S&P 500 Stock Index. The graph tracks performance from October 25, 1994, the initial trading date of the Company's common stock, through December 31, 1998, and assumes a $100 investment on such initial trading date and dividend reinvestment.

                                                     10/25/94     12/31/94     12/31/95     12/31/96     12/31/97     12/31/98
--------------------------------------------------------------------------------------------------------------------------------
Company Common Stock                                 $  100.00    $  104.40    $  145.30    $  167.70    $  203.30    $  192.40
S&P Electric Utilities Index                         $  100.00    $  104.80    $  137.40    $  137.20    $  173.20    $  200.00
S&P 500 Stock Index                                  $  100.00    $  100.10    $  137.70    $  169.30    $  225.80    $  290.30

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                        S&P Electric Utilities
             Company Common Stock                Index              S&P 500 Stock Index
10/25/94                     $100.00                      $100.00                $100.00
12/31/94                     $104.40                      $104.80                $100.10
12/31/95                     $145.30                      $137.40                $137.70
12/31/96                     $167.70                      $137.20                $169.30
12/31/97                     $203.30                      $173.20                $225.80
12/31/98                     $192.40                      $200.00                $290.30

ITEM 2. APPROVAL OF AMENDED AND RESTATED CINERGY CORP. RETIREMENT PLAN FOR DIRECTORS
INTRODUCTION
Effective October 24, 1994, the Company adopted the Cinergy Corp. Retirement Plan for Directors (the "Retirement Plan"), an unfunded retirement plan for non-employee directors of the Company, Services, PSI and CG&E. Under the terms of this plan, non-employee directors with five or more years of service have been entitled to receive annual retirement compensation in an amount equal to the annual Board retainer fee in effect at the time of termination of service as a director, plus the product of the fee paid for attendance at a Board meeting multiplied by five, with the compensation paid for as many years as the person served as a director.
   Effective January 1, 1999, and subject to shareholder approval, the Company amended and restated the Retirement Plan (the "Amended Retirement Plan") to eliminate the future accrual of benefits and to provide for the conversion of currently accrued benefits to units payable at retirement in shares of the Company's common stock. The Amended Retirement Plan is also subject to SEC approval under the 1935 Act.
   The Company believes that the approval of the Amended Retirement Plan is in the best interests of the shareholders because, in effectively terminating a cash-based retirement program for directors, it promotes the accomplishment of long-term corporate goals by aligning the interests of directors with those of the Company's shareholders. However, should the Amended Retirement Plan not be approved by shareholders, the original Retirement Plan will continue as it previously has existed.

VOTE REQUIRED

Assuming the presence of a quorum at the Annual Meeting, approval of the Amended Retirement Plan will require the affirmative vote of the holders of a majority of the shares of the Company's common stock present in person or represented by proxy and entitled to vote on the proposal. Abstentions will have the same effect as votes against the proposal. Broker non-votes will be deemed absent shares and will not effect the outcome of the vote.

SUMMARY OF PLAN FEATURES

The full text of the Amended Retirement Plan is included as Appendix A to this Proxy Statement. The following description summarizes the material features of the Plan.

   PARTICIPANTS. Non-employee directors with five or more years of service on the board of directors of the Company, Services, PSI or CG&E prior to December 31, 1998, as well as all non-employee directors serving on one or more of those boards as of December 31, 1998 regardless of years of service, will participate in the Amended Retirement Plan. The total number of participants is 24, of which 14 are current directors and 10 are former directors.

   RETIREMENT BENEFITS. The Amended Retirement Plan provides for three categories of benefits:
   - Category 1 - each participant who retires as a director, or dies while serving as a director, after January 1, 1999 and who has elected to be included in this category will have his "Accrued Benefit" converted to units representing shares of the Company's common stock;
   - Category 2 - each participant who retires as a director, or dies while serving as a director, after January 1, 1999 and who has elected to be included in this category will receive an annual cash payment equal to the fees in effect on December 31, 1998; and
   - Category 3 - each participant who retired as a director prior to January 1, 1999 (I.E., a former director already in "pay" status) will receive an annual cash payment equal to the fees in effect on the date preceding his or her retirement as a director.
   "Fees" have the same meaning under the Amended Retirement Plan as under the original Retirement Plan, I.E., the Company's annual Board retainer fee plus five times the meeting fee. "Accrued Benefit" means a participant's total benefit entitlement as of December 31, 1998 reduced to a present value. The Accrued Benefit of each participant eligible to participate in Category 1 or 2 above is set forth on page A-6.
   Each participant named on page A-6, other than Mr. Hillenbrand (who defers his director's fees into stock units under the Company's Directors' Deferred Compensation Plan) has elected to participate in Category 1 of the Amended Retirement Plan. The initial number of deferred stock units ("Deferred Units") into which each Category 1 participant's Accrued Benefit will be converted will equal the dollar amount of the Accrued Benefit divided by $34.375, the closing market price per share of the Company's common stock on December 31, 1998.
   UNIT ACCOUNTS. In addition to the initial number of Deferred Units credited to a Category 1 participant's account ("Unit Account"), the Unit Account will be credited with additional Deferred Units equal in value to the cash dividends which would have been paid on the number of shares represented by Deferred Units in the Account on any dividend payment date. Unit Accounts also will be proportionately adjusted for any stock split, stock dividend, combination or exchange of shares or similar change affecting the Company's common stock.
   Unit Accounts will be paid out in shares of the Company's common stock, with each credited unit being equal to one share of stock.

   PAYMENT AND DURATION OF BENEFITS. Generally, whether paid in cash or stock, benefit payments under the Amended Retirement Plan will begin in February following the later of (a) the date a participant ceases to be a director or (b) the participant's attainment of age 55.
   The Category 1 participants may choose to have benefits paid either in a lump sum or in annual installments over a period of two to ten years. A Category 2 participant will receive benefits for a term equal to the number of full years of service completed as of December 31, 1998. Each Category 3 participant will receive benefits for a term equal to the number of full years for which he or she served as a non-employee director.
   Payments under the Amended Retirement Plan will continue to a participant's beneficiary after the participant's death.
   Shares of the Company's common stock distributed under the Amended Retirement Plan may be newly issued or treasury shares or shares purchased on the open market, as determined by the Company.
   As of December 31, 1998, the present value of the accrued retirement benefits under the Plan for the 14 current directors was $3,910,245. As to the 10 former directors who are participants, annual cash payments of $18,750 to $32,500 will be paid for periods of 5 to 25 years, depending upon the number of years the recipient had served prior to his or her retirement as a director.

   ASSIGNMENT. Benefits, and amounts credited to a director's Unit Account, under the Plan may not be assigned, transferred, pledged, encumbered or otherwise disposed of prior to their distribution.

   AMENDMENT AND TERMINATION. The Board may amend or terminate the Amended Retirement Plan at any time. However, no termination or amendment may deprive any participant (or beneficiary) of any benefits accrued under the Plan prior to the termination or amendment without his or her consent.

   ADMINISTRATION. The Amended Retirement Plan will be administered by the Company's Board. In addition to having the right to interpret and otherwise regulate the Plan, the Board is specifically authorized to reverse any action under the Plan which would adversely affect the ability of the Company to use pooling of interests accounting in a merger or other corporate transaction. If the Board were to exercise its discretion in this regard, it also has the authority to provide appropriate cash or other substitute compensation.

   EFFECTS OF A CHANGE IN CONTROL OF THE COMPANY. In the event of a "change in control" (as defined in the Amended Retirement Plan) of the Company, each participant (or beneficiary, if appropriate) will be entitled to receive a lump sum payment of the actuarial equivalent of benefits accrued and remaining unpaid as of the date of the "change in control." The lump sum equivalent will be calculated assuming the interest rate used by the Pension Benefit Guaranty Corporation in determining the value of immediate benefits as of the immediately preceding January 1.

   The Board Recommends Voting FOR this Proposal, which is Designated in the Proxy as Item 2.

ITEM 3. APPROVAL OF CINERGY CORP. DIRECTORS' EQUITY COMPENSATION PLAN

INTRODUCTION

To replace the Retirement Plan on a going-forward basis, the Company has adopted, effective January 1, 1999 and subject to shareholder approval, the Cinergy Corp. Directors' Equity Compensation Plan (the "Directors' Equity Plan"). The Plan is also subject to SEC approval under the 1935 Act.
   The Company believes that the approval of the Directors' Equity Plan is in the best interests of the shareholders because the Plan aligns the long-term interests of the Company's non-employee directors with those of its shareholders, thus providing further incentive to enhance the financial success of the Company and increase shareholder value.
   The Directors' Equity Plan is an unfunded plan under which each non-employee director of the Company will receive, beginning December 31, 1999, an annual award equivalent to 450 shares of the Company's common stock. Although the Plan permits the payment of cash awards at the Board's discretion, THE BOARD FULLY ANTICIPATES THAT ALL AWARDS UNDER THE DIRECTORS' EQUITY PLAN WILL BE PAID IN SHARES OF THE COMPANY'S COMMON STOCK.
   Shares of the Company's common stock distributed under the Directors' Equity Plan may be newly issued or treasury shares or shares acquired on the open market or otherwise. A maximum of 75,000 shares are authorized for issuance under the Plan, subject to adjustments for changes in the Company's capitalization.

VOTE REQUIRED

Assuming the presence of a quorum at the Annual Meeting, approval of the Directors' Equity Plan will require the affirmative vote of the holders of a majority of the shares of the Company's common stock present in person or represented by proxy and entitled to vote on the proposal. Abstentions will have the same effect as votes against the proposal. Broker non-votes will be deemed absent shares and will not effect the outcome of the vote.

SUMMARY OF PLAN FEATURES

The full text of the Directors' Equity Plan is included as Appendix B to this Proxy Statement. The following description summarizes the material features of the Plan.

   ELIGIBILITY. Each non-employee director of the Company on January 1 of any year, commencing January 1, 1999, and each person who after January 1, 1999 is elected or appointed for the first time to be a non-employee director of the Company during the course of any year, is eligible to receive an award under the Directors' Equity Plan for that year. All current non-employee directors of the Company are eligible to participate in the Directors' Equity Plan. The ultimate number of participants will depend upon the number of non-employee directors of the Company over the life of the Plan, which has no set expiration date.

   AWARDS. Commencing December 31, 1999, and on each following December 31, each eligible non-employee director during the just-completed year will be granted either a "Stock Award" or a "Cash Award," as determined by the Board in its discretion. A Stock Award will consist of 450 units ("Units"), with each Unit representing one share of the Company's common stock. Any Cash Award will be an amount in cash equal to the market value of 450 shares of the Company's common stock on the date of grant. As indicated above, THE BOARD FULLY ANTICIPATES THAT ALL PLAN AWARDS WILL BE STOCK AWARDS.
   Awards to directors who retire from the Board during the course of a year will be prorated based upon their lengths of service during the year.

   ACCOUNTS. Stock Awards and any Cash Awards under the Directors' Equity Plan will be credited to individual bookkeeping accounts ("Accounts") maintained for each participant. A director's Account will be credited with additional full and fractional Units equal in value to the cash dividends which would have been paid on the number of shares represented by Units in the Account on any dividend payment date. Accounts also will be proportionately adjusted for any stock split, stock dividend, combination or exchange of shares or similar change affecting the Company's common stock. Any cash amounts in an Account will be credited with interest at the rate quoted for a one year $100,000 certificate of deposit. The Board has discretion, at any time, to convert Cash Awards and accrued interest in a director's Account to Units by dividing the amount of cash credited to the Account by the market value of the Company's common stock on the conversion date.

   PAYMENT OF BENEFITS. All whole Units in a director's Account will be distributed in the form of shares of the Company's common stock (with cash paid in lieu of any fractional share). Unless converted to Units, any cash in an Account will be paid out in cash. A director may elect to have his or her Account paid out in a single lump sum or in annual installments over a period of two to ten years. In either case, payment will be made, or begin, on the first business day of the calendar year following the date of the director's retirement from the Board. Upon the death of a Plan participant, any amounts remaining in his or her Account will be paid in a lump sum, within 90 days, to the participant's designated beneficiary or estate.

   ASSIGNMENT. Awards and other amounts credited to a director's Account under the Plan may not be assigned, transferred, pledged, encumbered or otherwise disposed of prior to their distribution.

   DURATION, AMENDMENT AND TERMINATION. The Directors' Equity Plan has no expiration date. The Board may amend or terminate the Plan at any time. However, no termination or amendment may adversely affect the balance in a director's Account or permit early payment of an Account.

   ADMINISTRATION. The Directors' Equity Plan will be administered by the Company's Board. In addition to having the right to interpret and otherwise regulate the Plan, the Board is specifically authorized to reverse any Award under the Plan which would adversely affect the ability of the Company to use pooling of interests accounting in a merger or other corporate transaction. If the Board were to exercise its discretion in this regard, it also has the authority to provide appropriate cash or other substitute compensation.

   EFFECTS OF A CHANGE IN CONTROL OF THE COMPANY. In the event of a "change in control" (as defined in the Directors' Equity Plan) of the Company, each participant (or beneficiary, if appropriate) will be entitled to receive a lump sum payment of the actuarial equivalent of benefits accrued and remaining unpaid as of the date of the "change in control." The lump sum equivalent will be calculated assuming the interest rate used by the Pension Benefit Guaranty Corporation in determining the value of immediate benefits as of the immediately preceding January 1.

   The Board Recommends Voting FOR this Proposal, which is Designated in the Proxy as Item 3.

ITEM 4. ADOPTION OF AMENDMENT TO ARTICLE III, SECTION 3.1, OF THE COMPANY'S BY-LAWS

INTRODUCTION

ARTICLE III, Section 3.1, of the Company's By-Laws currently provides that the Board shall consist of 17 directors, and that this number may be changed to an odd number ranging between 15 and 23 by the affirmative vote of not less than 75% of the full Board.
   The proposed amendment will reduce the lower end of the range to 7 (rather than the current 15, while keeping the higher number of the range at 23) and provide the Board more flexibility in establishing its size by eliminating the requirement that there be an odd number of directors. The proposed amendment gives the Board the ability to reduce its size if a lesser number of directors is desired, having no effect on the term of any current director or nominee.
   The Board deems it advisable and in the best interests of the Company and its shareholders that the proposed amendment be adopted. Accordingly, effective October 15, 1998, the Board duly adopted the resolution recommending that the Company's shareholders duly adopt a certain amendment to ARTICLE III, Section 3.1, of the Company's By-Laws as set forth below, with the amended provisions shown in ITALICS and the deleted provisions lined through.

       Section 3.1__Number of Directors. The Board of Directors shall consist of <#>17 directors. This</#> A number OF DIRECTORS <#>may be changed to an odd number</#> not less than SEVEN (7) <#>15</#> and not more than twenty-three (23) AS DETERMINED by a vote of not less than 75% of the full Board of Directors ("Supermajority Vote"). Any such determination made by the Board of Directors shall continue in effect unless and until changed by the Board of Directors by Supermajority Vote, but no such change shall affect the term of any director then in office.

VOTE REQUIRED

Assuming the presence of a quorum at the Annual Meeting, adoption of the proposed amendment will require the affirmative vote of the holders of at least 80% of the issued and outstanding shares of the Company's common stock. Abstentions will have the same effect as votes against the proposal. In the absence of specific instructions from beneficial owners, brokers will retain authority to vote in their discretion with respect to this matter.

   The Board Recommends Voting FOR this Proposal, which is Designated in the Proxy as Item 4.

ITEM 5. SHAREHOLDER PROPOSAL

The Service Employees International Union Master Trust, 1313 L Street, N.W., Washington, DC 20005, the beneficial owner of 2,400 shares of the Company's common stock, has submitted the proposal set forth below for consideration by shareholders at the Annual Meeting.

   The Board strongly opposes the adoption of the proposal, which is designated in the proxy as Item 5, and recommends that shareholders vote AGAINST it.

SHAREHOLDER PROPOSAL

BE IT RESOLVED: That the shareholders of Cinergy Corp. ("Company") urge that the Board of Directors take the necessary steps, in compliance with state law, to declassify the Board of Directors for the purpose of director elections. The Board declassification shall be done in a manner that does not affect the unexpired terms of directors previously elected.

SUPPORTING STATEMENT

The election of corporate directors is the primary avenue in the American corporate governance system for shareholders to influence corporate affairs and exert accountability on management. We strongly believe that our Company's financial performance is closely linked to its corporate governance policies and procedures, and the level of management accountability they impose. Therefore, as shareholders concerned about the value of our investment, we are very disturbed by our Company's current system of electing only one-third of the board of directors each year. We believe this staggering of director terms prevents shareholders from annually registering their views on the performance of the board collectively and each director individually.
   Concerns that the annual election of all directors would leave our Company without experienced Board members in the event that all incumbents are voted out is unfounded. If the owners should choose to replace the entire board, it would be obvious that the incumbent directors' contributions were not valued. Additionally, concerns that the annual election of all directors would expose shareholders to takeover attempts at below full value is also unfounded. It is our belief that the staggered Board insulates directors and senior executives from the consequences of poor performance by denying shareholders the opportunity to replace an entire Board which is pursuing failed policies. We believe that allowing shareholders to annually register their views on the performance of the Board collectively is one of the best methods to insure that our Company will be managed in the best interests of the shareholders.
   We urge your vote "FOR" the Proposal.

STATEMENT OF THE BOARD IN OPPOSITION TO THE SHAREHOLDER PROPOSAL

The Company was formed as a result of the October 24, 1994 merger of CG&E and PSI Resources, Inc. Prior to the merger, the shareholders of each corporation, voting separately at special meetings, adopted the agreement providing for the merger, which agreement specified the form of the Company's By-Laws, including the express provisions requiring that the Company's Board be divided into three classes. Accordingly, in forming the Company, shareholders already have given their consideration to this matter.
   The system of three-year terms promotes continuity and stability in the conduct of business by the Board, since generally two-thirds of the directors at all times will have had prior experience with the business affairs, strategies and policies of the Company. This experience enables the directors to plan in a reasonable manner for the future of the Company, and to judge the performance of management against long-term goals established by the Board. The Board does not believe the directors who are elected for three-year terms are any less accountable to shareholders than directors elected annually because the same standards of performance apply regardless of the length of a director's term.
   The use of three-year terms also is intended to encourage any persons who may seek to acquire control of the Company, or to further some other goal, to initiate such action through negotiations with the Board, which is in a position to act to protect all of the shareholders of the Company. The Board believes that declassification weakens the ability of the Board to negotiate favorable terms with such persons. An attempt to effect a change of control of the Board at a single shareholders' meeting, even if unsuccessful, can seriously disrupt the conduct of the business of the Company and cause it to incur substantial expense.
   Moreover, the Company's current system of electing directors to three-year terms is very common and is permitted by the laws of the State of Delaware and by the rules of the New York Stock Exchange.
   The Board believes that its obligation is to enhance the Company's business competitiveness for the long-term, and provide sustained, long-term return to the Company's shareholders. The Board continues to believe that the present system of three-year terms is in the best interests of the shareholders, and that the shareholders should oppose all efforts to eliminate three-year terms.

   The Board strongly urges a vote AGAINST this proposal, designated in the proxy as Item 5. Proxies will be so voted unless shareholders specify a contrary choice on their proxies.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

Arthur Andersen LLP served as independent public accountants for the Company and its subsidiaries for the year 1998. On January 21, 1999, upon recommendation of its Audit Committee, the Board engaged Arthur Andersen LLP as independent public accountants for the Company and its subsidiaries for the year 1999. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

PROPOSALS AND BUSINESS BY SHAREHOLDERS

In order to be considered for inclusion in the Company's proxy statement for the 2000 annual meeting of shareholders, proposals from shareholders must be received by November 16, 1999.
   In addition, in order for a shareholder properly to introduce business for action by shareholders at the Company's 2000 annual meeting (other than business specified in the Notice of the meeting), the Company must be given written notice, which complies with all requirements of the Company's By-Laws, no earlier than December 23, 1999 and no later than January 21, 2000. The Company will retain discretionary authority to vote proxies on matters of which it is not properly notified and also may retain such authority under other circumstances.
   Any proposal or notice should be directed to the Secretary of the Company at 139 East Fourth Street, Cincinnati, Ohio 45202.

By Order of the Board of Directors,

Cheryl M. Foley
Vice President, General Counsel and Secretary

Dated: March 15, 1999

APPENDIX A

CINERGY CORP.
RETIREMENT PLAN FOR DIRECTORS
(As Amended and Restated Effective January 1, 1999)

INTRODUCTION

Effective October 24, 1994, Cinergy Corp. ("Cinergy") established the "Cinergy Corp. Retirement Plan for Directors," a retirement plan for non-employee directors of Cinergy Corp., Cinergy Services, Inc., PSI Energy, Inc., and The Cincinnati Gas & Electric Company.
   As amended and restated effective January 1, 1999, the Cinergy Corp. Retirement Plan for Directors (the "Plan") is set forth in its entirety below.

ARTICLE 1
DEFINITIONS

When used in this document, the following terms shall have the respective meanings set forth below, unless a different meaning is plainly required by the context:
    1.1 "Accrued Benefit" means a Participant's total benefit under the Plan as of December 31, 1998, reduced to a present value using a discount rate and other assumptions approved by the Compensation Committee of Cinergy's Board of Directors, as set forth on Schedule A (on page A-6).
    1.2 "Beneficiary" means the person or persons designated by a Participant to receive benefits under the Plan after the Participant's death.
    1.3 "CG&E" means The Cincinnati Gas & Electric Company, an Ohio corporation, and its successors.
    1.4 "CG&E's Board of Directors" means the duly constituted board of directors of CG&E on the applicable date.
    1.5 "Cinergy" means Cinergy Corp., a Delaware corporation, and its successors.
    1.6 "Cinergy Services" means Cinergy Services, Inc., a Delaware corporation, and its successors.
    1.7 "Cinergy's Board of Directors" means the duly constituted board of directors of Cinergy on the applicable date.
    1.8 "Cinergy Services' Board of Directors" means the duly constituted board of directors of Cinergy Services on the applicable date.
    1.9 "Cinergy's Secretary" means the person holding the position of Secretary of Cinergy on the applicable date.
    1.10 "Common Stock" means the common stock, par value $.01 per share, of Cinergy.
    1.11 "Deferred Unit" means a bookkeeping unit representing one share or a fractional share of Common Stock, ultimately payable in Common Stock as provided in this Plan.
    1.12 "Director" means any person duly selected to serve as a member of Cinergy's Board of Directors, Cinergy Services' Board of Directors, PSI's Board of Directors, or CG&E's Board of Directors.
    1.13 "Fees" means (a) the amount of the annual retainer compensation paid to a non-employee Director of Cinergy, plus (b) five times the compensation paid to a non-employee Director of Cinergy upon attending a meeting of Cinergy's Board of Directors.
    1.14 "Market Value Per Share" means the closing price of the Common Stock, as reported by the "NYSE - Composite Transactions" published in The Wall Street Journal, on the appropriate date of reference or on the preceding trading day if that date was not a trading date.
    1.15 "1934 Act" means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations under such Act.
    1.16 "Participant" means any Director or former Director who meets the eligibility requirements for participation described in Article 3.
    1.17 "Plan" means this retirement plan for Directors known as the "Cinergy Corp. Retirement Plan for Directors," as amended and restated effective January 1, 1999 and as it may be further amended from time to time.
    1.18 "PSI" means PSI Energy Inc., an Indiana corporation, and its successors.
    1.19 "PSI's Board of Directors" means the duly constituted board of directors of PSI on the applicable date.
    1.20 "PSI Resources" means PSI Resources, Inc., an Indiana corporation, and its successors.
    1.21 "Unit Account" means the individual bookkeeping account maintained for a Participant who has made the election provided for in Section 5.2, to which Deferred Units are credited and debited.

   The uses of singular and masculine words are for practical purposes only and shall be deemed to include the plural and feminine, respectively, unless the context plainly indicates a distinction. Certain other definitions, as required, appear in the following Articles of the Plan.

ARTICLE 2
EFFECTIVE DATE OF PLAN

The provisions of this Plan are, unless the context indicates otherwise, effective January 1, 1999.
ARTICLE 3
ELIGIBILITY

With the exception of any Director who, as of February 1, 1990, was a former employee of PSI Resources or PSI, each Director who is not also an employee or former employee of Cinergy, its subsidiaries, or affiliates with vested rights under a pension plan sponsored by Cinergy, its subsidiaries, or affiliates is eligible to participate in the Plan. No Director elected on or after January 1, 1999, shall be eligible to participate in the Plan.
   An eligible Director shall become a Participant in the Plan commencing with the sixth year of service as a Director. Service as a Director of Cinergy, Cinergy Services, PSI, CG&E, or Resources prior to October 24, 1994, shall be applied in determining eligibility. Notwithstanding anything in this Article to the contrary, anyone who is an eligible Director on December 31, 1998, shall become a Participant in the Plan on January 1, 1999, irrespective of whether the Director has completed five years of service as of December 31, 1998.

ARTICLE 4
VESTING

Each eligible Director shall be fully vested in his benefits under the Plan immediately upon becoming a Participant.

ARTICLE 5
AMOUNT OF RETIREMENT BENEFITS

5.1 Each Participant who retires as a Director prior to January 1, 1999, shall be entitled to receive an annual cash payment in an amount equal to the Fees in effect on the day preceding the date of the Participant's retirement as a Director.

5.2 Each Participant who retires as a Director, or dies while a Director, on or after January 1, 1999, and who has signed the written consent and election described below, shall be entitled to receive his Accrued Benefit, which shall be converted into Deferred Units by dividing the dollar amount of the Accrued Benefit by the Market Value Per Share on December 31, 1998. The Accrued Benefit will be payable to the Director in Common Stock as set forth in Article 7.
   In order for a Director to receive his Accrued Benefit in Common Stock, he must affirmatively consent, in writing, by filing with Cinergy's Secretary, on or before December 31, 1998, an election form requesting that his Accrued Benefit be converted to Deferred Units. If the Participant does not so consent, his benefit under the Plan will be paid as provided in Section 5.3.

5.3 Each Participant who retires as a Director, or dies while a Director, on or after January 1, 1999 and who has not consented to receiving his Accrued Benefit in the form of Deferred Units shall be entitled to receive an annual cash payment in an amount equal to the Fees in effect on December 31, 1998.

ARTICLE 6
UNIT ACCOUNTS

6.1 In addition to Deferred Units credited to a Participant's Unit Account as a result of the initial conversion of the Participant's Accrued Benefit, the Participant's Unit Account shall be credited with additional Deferred Units in amounts equal to:
    (a) the amount of any cash dividend (or the fair market value of a dividend paid in property, other than a dividend paid in Common Stock) which the Participant would have received if on the record date for the dividend the Participant had been the owner of record of a number of shares of Common Stock equal to the number of Deferred Units (including fractions) then credited to the Participant's Unit Account divided by
    (b) the Market Value Per Share on the date the dividend is paid.
   From time to time, additional Deferred Units shall be credited to the Participant's Unit Account in amounts equal to the number of full and fractional shares of Common Stock which the Participant would have received if on the record date for a dividend which is to be paid in Common Stock the Participant had been the owner of record of a number of shares of Common Stock equal to the number of Deferred Units (including fractions) then credited to the Participant's Unit Account.

6.2 A Participant's Unit Account shall be proportionately adjusted, if and to the extent appropriate, for any change in the Common Stock by reason of any stock split, combination or exchange of shares, recapitalization, reorganization, merger, consolidation, or any similar change affecting the Common Stock.

ARTICLE 7
PAYMENT OF BENEFITS

7.1  BENEFITS PAID IN CASH

   A.  PAYMENT TO THE PARTICIPANT IF LIVING
       The annual benefit shall be payable on the first business day of February each year, beginning with the February following the later of (a) the date the Participant ceases to be a Director, or (b) the Participant's attainment of age 55.

   B.  PAYMENT TO THE PARTICIPANT'S BENEFICIARY
       If a Participant dies before the payment of benefits has commenced under
       Section 7.1A, then the annual benefit shall be payable on the first business day of February each year, beginning with the February following the Participant's date of death.

7.2  BENEFITS PAID IN COMMON STOCK

   A.  PAYMENT TO THE PARTICIPANT IF LIVING
       The Participant's Unit Account shall be payable on the first business day of February each year, beginning with the February following the later of
       (a) the date the Participant ceases to be a Director, or (b) the Participant's attainment of age 55.
       Prior to retirement, a Participant shall elect the method of payment by filing with Cinergy's Secretary an appropriate election form. At the Participant's election, the Unit Account shall be distributed either in a single lump sum payment or in annual installments of two to ten years.
       If the Participant elects to have the Unit Account paid in a single lump sum, the number of shares of Common Stock to be transferred to the Participant shall be the number of whole Deferred Units credited to the Participant's Unit Account as of the distribution date.
       If the Participant elects to have his Unit Account paid in installments, the number of shares of Common Stock to be distributed each year shall be equal to the number of Deferred Units credited to the Participant's Unit Account on the day preceding the date of payment of the installment, divided by the number of installments remaining to be paid, and reduced, if necessary, to the nearest whole Deferred Unit.

   B.  PAYMENT TO THE PARTICIPANT'S BENEFICIARY
       If a Participant dies before the payment of benefits has commenced under
       Section 7.2A, then the Participant's Unit Account shall be paid to the Participant's Beneficiary either in a single lump sum or in annual installments (of two to ten years) as determined by the Participant's Beneficiary. If paid in annual installments, the amount distributed each year shall be computed as provided in Section 7.2A and shall be payable on the first business day of February each year, beginning with the February following the Participant's date of death. If the benefit is payable in a single lump sum, the benefit shall be payable as soon as administratively feasible following the Participant's death.

   C.  MANNER OF PAYMENT OF COMMON STOCK
       Shares of Common Stock distributed under the Plan may be newly issued or treasury shares or shares purchased on the open market, as determined by Cinergy. Cash shall be paid in lieu of any fractional share.

ARTICLE 8
DURATION OF BENEFITS

For a Participant who retires as a Director prior to January 1, 1999, the annual benefit shall be payable for a term certain equal to the number of completed full years the Participant served as a Director as of the date of the Participant's retirement as a Director.
   For a Participant who retires as a Director, or who dies while a Director, on or after January 1, 1999 and who has not elected to receive his Accrued Benefit in the form of Deferred Units, the annual benefit shall be payable for a term certain equal to the number of completed full years the Participant served as a Director as of December 31, 1998.

ARTICLE 9
DESIGNATION OF BENEFICIARY
AND PAYMENT OF BENEFIT UPON DEATH

9.1  DESIGNATION OF BENEFICIARY
   A Participant may designate a Beneficiary or Beneficiaries (which may be an entity other than a natural person) to receive any benefit payments to be made under this Plan upon the Participant's death. A Participant may change or cancel his Beneficiary designation at any time without the consent of the Beneficiary. Any Beneficiary designation, change, or cancellation must be by written notice filed with Cinergy's Secretary and shall not be effective until received by Cinergy's Secretary. If the Participant designates more than one Beneficiary, any payments under this Plan to a Beneficiary shall be made in equal shares unless the Participant has designated otherwise, in which case the payments shall be made in shares designated by the Participant. If no Beneficiary has been named by the Participant, payment shall be made to the Participant's estate.

9.2  PAYMENTS UPON DEATH OF PARTICIPANT

   A.  PAYMENTS MADE IN CASH
       Upon the death of a Participant who retires as a Director prior to January 1, 1999, payment shall be made to the Participant's Beneficiary for the balance of the number of completed full years the Participant served as a Director for which the Participant had not received payment at the date of his death.
       Upon the death of a Participant who retires as a Director, or dies while a Director, on or after January 1, 1999 and who has not provided the written consent described in Section 5.2, payment shall be made to the Participant's Beneficiary for the balance of the number of completed full years the Participant served as a Director as of December 31, 1998 for which the Participant had not received payments at the date of his death. Upon a Beneficiary's death, any remaining benefit shall be paid in a lump sum to the Beneficiary's estate.

   B.  PAYMENTS MADE IN COMMON STOCK
       Upon the death of a Participant who retires as a Director, or who dies while a Director, on or after January 1, 1999 and who has provided the written consent described in Section 5.2, payment shall be made to the Participant's Beneficiary in a single lump sum or for the remaining number of installments designated by the Participant. Upon the Beneficiary's death, any remaining benefit shall be paid in a lump sum to the Beneficiary's estate.

ARTICLE 10
NONALIENATION OF BENEFITS

The Plan shall not in any manner be liable for, or subject to, the debts and liabilities of any Participant or Beneficiary. No payee may assign the benefit payments due him under the Plan. No benefits at any time payable under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, attachment, garnishment, levy, execution, or other legal or equitable process or covenants of any kind.

ARTICLE 11
SHAREHOLDER APPROVAL

The Plan shall be subject to approval by a majority of the shares present in person or represented by proxy and entitled to vote thereon at a duly held shareholders' meeting of Cinergy at which a quorum exists.

ARTICLE 12
FUNDING POLICY

The Plan shall be totally unfunded so that Cinergy is under merely a contractual duty to make benefit payments when due under the Plan. The promise to pay shall not be represented by notes and shall not be secured in any way. No contributions to the Plan by Participants shall be required or permitted under the Plan.

ARTICLE 13
AMENDMENT AND TERMINATION

Cinergy, by resolution duly adopted by Cinergy's Board of Directors, shall have the right, authority and power to alter, amend, modify, revoke or terminate the Plan at any time. However, subject to the provisions of Section 14.6, without his, her or its written consent, no termination or amendment shall deprive any Participant (or Beneficiary, in the event of the Participant's death prior to the date of such action) of any benefits accrued under the Plan prior to the termination or amendment.

ARTICLE 14
MISCELLANEOUS

14.1  FORFEITABILITY
   If a Director or former Director becomes a director, proprietor, officer, partner or employee of, or otherwise becomes affiliated with, any utility in the

States of Indiana, Ohio or Kentucky that competes with Cinergy, its subsidiaries or affiliates, or if a former Director shall refuse a reasonable request from Cinergy, its subsidiaries or affiliates to perform consulting services after he retires from Cinergy's Board of Directors, Cinergy Services' Board of Directors, PSI's Board of Directors or CG&E's Board of Directors, any payments remaining payable to the Participant under this Plan shall be forfeited.

14.2  NO RIGHT TO CONTINUE AS A DIRECTOR
   Nothing in this Plan shall be construed as conferring upon a Participant any right to continue as a member of Cinergy's Board of Directors, Cinergy Services' Board of Directors, PSI's Board of Directors or CG&E's Board of Directors.

14.3  NO RIGHT TO CORPORATE ASSETS
   Nothing in this Plan shall be construed as giving the Participant, any Beneficiary or any other person any equity or interest of any kind in the assets of Cinergy, Cinergy Services, PSI or CG&E or creating a trust of any kind or a fiduciary relationship of any kind between Cinergy, Cinergy Services, PSI or CG&E and any person. As to any claim for payments due under the provisions of the Plan, a Participant, a Beneficiary and any other persons having claim for payments shall be unsecured creditors of Cinergy, Cinergy Services, PSI or CG&E.

14.4  GOVERNING LAW
   The Plan shall be construed and administered according to the laws of the State of Delaware to the extent that those laws are not preempted by the laws of the United States of America.

14.5  HEADINGS
   The headings of articles, sections, subsections, paragraphs, or other parts of the Plan are for convenience of reference only and do not define, limit, construe or otherwise affect the Plan's contents.

14.6  POOLING OF INTERESTS ACCOUNTING
   In the event any action under this Plan would adversely affect the ability of Cinergy to use pooling of interests accounting in a subsequent merger or other corporate transaction, Cinergy's Board of Directors may, in its sole discretion, reverse any such action effective as of the effective date of the action and provide cash or such other substitute compensation as it deems appropriate and as may be necessary to cure the adverse effect on pooling.

ARTICLE 15
ADMINISTRATION

Cinergy's Board of Directors shall be responsible for the administration of the Plan. Cinergy's Board of Directors reserves the right to interpret and regulate the Plan, by exercise of discretionary authority, and its interpretation and regulation shall be effective and binding on all parties concerned.

ARTICLE 16
PAYMENTS UPON CHANGE IN CONTROL

Notwithstanding anything contained in this Plan to the contrary, following a Change in Control of Cinergy, each Participant (or Beneficiary, if appropriate) shall be entitled to receive a lump sum payment of the actuarial equivalent of benefits accrued and remaining unpaid as of the date of the Change in Control. The lump sum equivalent shall be calculated assuming the interest rate used by the Pension Benefit Guaranty Corporation in determining the value of immediate benefits as of the immediately preceding January 1.
   A "Change in Control" of Cinergy shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:
    (1) Any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the 1934 Act) is or becomes the beneficial owner (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of Cinergy (not including in the securities beneficially owned by such person any securities acquired directly from Cinergy or its affiliates) representing 50% or more of the combined voting power of Cinergy's then outstanding securities, excluding any person who becomes such a beneficial owner in connection with a transaction described in clause
        (i) of paragraph (2) below; or
    (2) There is consummated a merger or consolidation of Cinergy or any direct or indirect subsidiary of Cinergy with any other corporation, other than
        (i) a merger or consolidation which would result in the voting securities of Cinergy outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the securities of Cinergy or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of Cinergy (or similar transaction) in which no person is or becomes the beneficial owner, directly or indirectly, of securities of Cinergy (not including in the securities beneficially owned by such person any securities acquired directly from Cinergy or its affiliates other than in connection with the acquisition by Cinergy or its affiliates of a business) representing 25% or more of the combined voting power of Cinergy's then outstanding securities; or
    (3) During any period of two consecutive years, individuals who at the beginning of that period constitute Cinergy's Board of Directors and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of Cinergy) whose appointment or election by Cinergy's Board of Directors or nomination for election by Cinergy's shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of that period or whose appointment, election or nomination for election was previously so approved or recommended cease for any reason to constitute a majority of Cinergy's Board of Directors; or
    (4) The shareholders of Cinergy approve a plan of complete liquidation or dissolution of Cinergy or there is consummated an agreement for the sale or disposition by Cinergy of all or substantially all of Cinergy's assets, other than a sale or disposition by Cinergy of all or substantially all of Cinergy's assets to an entity, at least 60% of the combined voting power of the voting securities of which are owned by shareholders of Cinergy in substantially the same proportions as their ownership of Cinergy immediately prior to such sale.
   Notwithstanding the provisions of Article 13, the provisions of this Article may not be amended by an amendment to the Plan effected within three years following a Change in Control.

Schedule A

SCHEDULE OF CALCULATIONS
OF ACCRUED BENEFITS
FOR CURRENT DIRECTORS

Active Participants as of January 1, 1999
------------------------------------------------------------------

                                                 Present Value
                                                   of Vested
Director's Name                                 Accrued Benefit
------------------------------------------------------------------
Armstrong, Neil A.                              $        447,959
Baker, James K.                                 $        304,975
Browning, Michael G.                            $        208,466
Cox, Phillip R.                                 $        128,495
Duberstein, Kenneth M.                          $        212,624
Hillenbrand II, John A.                         $        320,212
Juilfs, George C.                               $        365,159
Perelman, Melvin                                $        384,397
Petry, Thomas E.                                $        288,570
Schiff, Jr. John J.                             $        278,933
Sharp, Philip R.                                $        110,132
Smith, Van P.                                   $        304,975
Taft, Dudley S.                                 $        301,793
Waddell, Oliver W.                              $        253,555
------------------------------------------------------------------
Total                                           $      3,910,245
------------------------------------------------------------------
Assumptions:
Discount rate                                              6.00%
Mortality                                                   None
Increase rate                                              5.00%
------------------------------------------------------------------

APPENDIX B

CINERGY CORP.
DIRECTORS' EQUITY
COMPENSATION PLAN

INTRODUCTION

On December 16, 1998, Cinergy Corp., subject to the approval of its shareholders, adopted a compensation plan known as the "Cinergy Corp. Directors' Equity Compensation Plan" (the "Plan") for the exclusive benefit of eligible non-employee directors of Cinergy Corp. Under the Plan, eligible non-employee directors of Cinergy are granted as of December 31 of each calendar year beginning in 1999 either a stock award consisting of 450 deferred units of Cinergy common stock or a cash award equal to the fair market value of 450 shares of Cinergy common stock, as determined by Cinergy's Board of Directors. The Plan, effective as of January 1, 1999, is set forth in its entirety below.

ARTICLE 1
DEFINITIONS

When used in this document, the following terms shall have the respective meanings set forth below, unless a different meaning is plainly required by the context:

    1.1 "Account" means the individual bookkeeping account maintained for a Non-employee Director to which Awards, other amounts provided for in this Plan and distributions under this Plan are credited or debited.
    1.2 "Award" means a Cash Award or a Stock Award granted to a Non-employee Director pursuant to this Plan.
    1.3 "Beneficiary" means the recipient designated by a Non-employee Director who is, upon the Non-employee Director's death, entitled in accordance with the Plan's terms to receive the benefits to be paid with respect to the Non-employee Director.
    1.4 "Board" means the duly constituted board of directors of Cinergy on the applicable date.
    1.5 "Cash Award" means the grant of cash compensation to a Non-employee Director pursuant to Article 7 of the Plan. A Cash Award will be equal to the fair market value of 450 shares of Common Stock (subject to adjustment as provided in Section 6.2) on the Grant Date. The fair market value is determined by multiplying 450 (subject to adjustment) by the Market Value Per Share on the Grant Date.
    1.6 "Cinergy" means Cinergy Corp., a Delaware corporation, and any successor to its business.
    1.7 "Cinergy's Secretary" means the person holding the position of Secretary of Cinergy on the applicable date.
    1.8 "Common Stock" means the common stock, par value $.01 per share, of Cinergy.
    1.9 "Current Interest Rate" means the interest rate in effect for the period during which Cash Awards are held in a Non-employee Director's Account. The Current Interest Rate, until changed by action of the Board, shall be that percent per annum equivalent to the quoted interest rate for a one year certificate of deposit of $100,000 as quoted in The Wall Street Journal for the first business day of the particular calendar quarter. The Current Interest Rate shall be adjusted quarterly.
    1.10 "Disability" shall have the meaning ascribed to it in Cinergy's Long-Term Disability Plan.
    1.11 "Grant Date" means December 31 of each calendar year beginning December 31, 1999.
    1.12 "Market Value Per Share" means the closing price of the common stock, as reported by the "NYSE - Composite Transactions" published in The Wall Street Journal, on the appropriate date of reference or on the preceding trading day if that date was not a trading date.
    1.13 "1934 Act" means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations under such Act.
    1.14 "Non-employee Director" means a member of the Board who is not an employee of Cinergy or of any of its subsidiaries or affiliates.
    1.15 "Plan" means this compensation plan known as the "Cinergy Corp. Directors' Equity Compensation Plan," as amended from time to time.
    1.16 "Stock Award" means the grant on a Grant Date of 450 whole Units of Common Stock (subject to adjustment as provided in Section 6.2) to a Non-employee Director pursuant to Article 7 of the Plan.
    1.17 "Unit" means a bookkeeping unit representing one share or a fractional share of Common Stock on the applicable date.

   The use of singular words is for practical purposes only and shall be deemed to include the plural unless the context clearly indicates a distinction. Certain other definitions, as required, appear in the following Articles of the Plan.

ARTICLE 2
EFFECTIVE DATE OF PLAN

Subject to Article 11, this Plan is effective as of January 1, 1999.
ARTICLE 3
PURPOSE OF PLAN

The Plan's purposes are to benefit Cinergy's shareholders by encouraging and enabling the acquisition of a proprietary interest, or increasing the proprietary interest, in Cinergy by Non-employee Directors thereby promoting the achievement of long-term corporate objectives by linking the personal interests of Non-employee Directors to those of Cinergy's shareholders, and to aid Cinergy in attracting and retaining qualified Non-employee Directors of outstanding competence.

ARTICLE 4
ADMINISTRATION

The Plan shall be administered by the Board. The Board is authorized to establish any rules and regulations and appoint any agents as it deems appropriate for the Plan's proper administration and to make any determinations under and to take any steps in connection with the Plan as it deems necessary or advisable. Each determination or other action taken pursuant to the Plan, including interpretation of the Plan and the specific conditions and provisions of the Awards granted under the Plan, shall be final and conclusive for all purposes and upon all persons including, without limitation, each Non-employee Director, Beneficiary, legal representative, and any other interested parties.

ARTICLE 5
ELIGIBILITY

Each Non-employee Director on January 1 of any year, commencing January 1, 1999, and each person who after January 1, 1999 is elected or appointed for the first time to be a Non-employee Director during the course of any year, is eligible to receive an Award under this Plan in respect of that year.

ARTICLE 6
STOCK

6.1  STOCK SUBJECT TO THE PLAN
   Stock to be issued or transferred under the Plan shall be shares of Common Stock. Cinergy may use authorized and unissued shares of Common Stock, treasury shares or shares acquired on the open market, in private transactions or otherwise, or a combination of the foregoing, for purposes of granting or settling an Award. Subject to adjustment as provided below, the aggregate maximum number of shares that may be issued or transferred in payment of Awards is 75,000.

6.2  ADJUSTMENT IN THE NUMBER OF SHARES
   If there is any change in the shares of Common Stock as a result of a stock dividend, stock split, recapitalization, merger, consolidation, combination or exchange of shares, spin-off, other significant distribution of assets, or similar change in capitalization, the Board shall make such equitable and proportionate adjustment, if any, as it deems appropriate in the total number of shares of Common Stock available for Awards under this Plan, as well as in the number of shares of Common Stock underlying a Stock Award or used as a basis for calculating the amount of a Cash Award.

ARTICLE 7
AWARDS

7.1  GRANT OF AWARDS
   Each eligible Non-employee Director during any year shall be granted automatically on December 31st of that year, commencing December 31, 1999, either a Cash Award or a Stock Award, as determined by the Board in its discretion. Awards granted under this Plan shall be credited to each Non-employee Director's Account.
   Notwithstanding anything in the Plan to the contrary, the amount of the Award to any Non-Employee Director who retires from the Board prior to December 31 of any calendar year shall be prorated based on the period of time the Non-employee Director served on the Board during that calendar year.

7.2  CASH AWARDS
   Cash Awards held in an Account shall be credited with interest at the Current Interest Rate until distributed. Interest credited to the Account will bear interest (compounded quarterly) at the same rate.
   The Board, in its discretion, may elect at any time to convert Cash Awards and accrued interest thereon credited to a Non-Employee Director's Account to Units by dividing the amount of cash credited to the Account on the applicable date by the Market Value Per Share on the date the conversion is made.

7.3  STOCK AWARDS
   Stock Awards held in an Account shall be credited, until distributed, with additional Units in amounts equal to:
    (a) the amount of any cash dividend (or the fair market value of a dividend paid in property, other than a dividend paid in Common Stock) which the Non-employee Director would have received if on the record date for the dividend the Non-employee Director had been the owner of record of a number of shares of Common Stock equal to the number of Units (including fractions) then credited to the Non-employee Director's Account divided by
    (b) the Market Value Per Share on the date the dividend is paid.
   From time to time, additional Units shall be credited to the Non-employee Director's Account in amounts equal to the number of full and fractional shares of Common Stock which the Non-employee Director would have received if, on the record date for a dividend which is to be paid in Common Stock, the Non-employee Director had been the owner of record of a number of shares of Common Stock equal to the number of Units (including fractions) then credited to the Non-employee Director's Account. At the time any adjustment is made in accordance with Section 6.2, the Units in a Non-employee Director's Account also shall be appropriately adjusted.

ARTICLE 8
PAYMENT

8.1  METHOD AND TIME
   A Non-employee Director's Account, together with imputed earnings thereon, shall be distributed in a single lump sum payment or in equal annual installments of two to ten years, provided that the Non-employee Director has properly elected the installment method. A single lump sum payment and, where applicable, the first installment payment shall be payable on the first business day of the calendar year immediately following the year in which the Non-employee Director ceases to be a director, and any additional installments shall be payable on the first business day of each succeeding year. The election described in this paragraph shall be made by the Non-employee Director at least one year prior to the date in which the Non-Employee Director ceases to be a director by filing with Cinergy's Secretary a written election form.

8.2  LUMP SUM
   If payment of the Non-employee Director's Account is made in a single lump sum, (i) the number of shares of Common Stock to be transferred to the Non-employee Director shall be the number of whole Units credited to the Non-employee Director's Account as of the close of business on the last business day of the calendar year in which the Non-employee Director ceases to be a director, and any fractional share shall be paid in cash, and (ii) the full amount of Cash Awards, and interest thereon, credited to the Non-employee Director's Account as of the close of business on that date shall be paid in cash.

8.3  INSTALLMENTS
   If the Non-employee Director's Account is paid in installments, (i) the number of whole shares of Common Stock distributed on the date an installment is payable shall be equal to the number of Units credited to the Account as of the close of business on the last business day of the calendar year preceding the payment date, divided by the number of installments remaining to be paid, with any fractional share paid in cash and (ii) the amount of cash shall be equal to the cash balance credited to the Account as of the close of business on the last business day of the calendar year preceding the payment date, divided by the number of installments remaining to be paid.

ARTICLE 9
EFFECT OF DISABILITY OR DEATH

In the event of a Non-employee Director's Disability, the Board may take any action that it deems to be equitable under the circumstances or in the best interests of Cinergy, including, without limitation, accelerating the payment of the Non-employee Director's Account and prorating the Award that otherwise may have been awarded on the Grant Date based on the Non-employee Director's period of service during the calendar year.
   If a Non-employee Director dies while a member of the Board or prior to the full payment of the Non-employee Director's Account, a number of whole shares of Common Stock equal to the number of whole Units credited to the Non-employee Director's Account (plus cash in lieu of any fractional share), and any cash allocated to the Account, shall be paid in a single lump sum payment to the Non-employee Director's designated Beneficiary or Beneficiaries, if any, or to the Non-employee Director's estate if no Beneficiaries are designated. The single lump sum payment shall be made within 90 days from the date of the Non-employee Director's death.
   A Non-employee Director may designate a Beneficiary or Beneficiaries (which may be an entity other than a natural person) to receive any payments to be made under this Plan upon the Non-employee Director's death. At any time, and from time to time, any designation may be changed or canceled by a Non-employee Director without the consent of any Beneficiary. Any designation, change or cancellation must be by written notice filed with Cinergy's Secretary and shall not be effective until received by Cinergy's Secretary. If the Non-employee Director designates more than one Beneficiary, payments to each Beneficiary shall be made in equal shares unless the Non-employee Director has designated otherwise, in which case payment shall be made in the shares designated by the Non-employee Director.

ARTICLE 10
NO TRANSFER OR ASSIGNMENT

Awards and other amounts credited to a Non-employee Director's Account shall not be subject to assignment, conveyance, transfer, anticipation, pledge, alienation, sale, encumbrance or charge, whether voluntary or involuntary, by the Non-employee Director or any Beneficiary of the Non-employee Director, even if directed under a qualified domestic relations order or other divorce order. An interest in an Award or the amount represented thereby shall not provide collateral or security for a debt of a Non-employee Director or Beneficiary or be subject to garnishment, execution, assignment, levy or any other form of judicial or administrative process or to the claim of a creditor of a Non-employee Director or Beneficiary, through legal process or otherwise. Any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or to otherwise dispose of benefits payable, before actual receipt of the benefits, or a right to receive benefits, shall be void and shall not be recognized.

ARTICLE 11
SHAREHOLDER APPROVAL

The Plan shall be subject to approval by the holders of a majority of the shares present in person or represented by proxy and entitled to vote thereon at a duly held shareholders' meeting of Cinergy at which a quorum exists.

ARTICLE 12
FUNDING
12.1  UNSECURED CREDITOR STATUS
   The Plan shall be an unfunded plan within the meaning of the Internal Revenue Code of 1986, as amended. Benefits provided for in the Plan constitute only an unsecured contractual promise to pay in accordance with the terms of the Plan by Cinergy. The right of any Non-employee Director or Beneficiary to be paid any benefit under the Plan shall be no greater than the right of any other general, unsecured creditor of Cinergy.

12.2  NO TRUST OR FIDUCIARY RELATIONSHIP
   Cinergy shall be responsible for the payment of all benefits provided under the Plan. Nothing contained in the Plan shall be deemed to create a trust or fiduciary relationship of any kind for the benefit of any Non-employee Director or Beneficiary. Although, at its discretion, Cinergy may establish one or more trusts for the purpose of providing for the payment of such benefits, the assets of any such trust shall be subject to the claims of Cinergy's creditors and, to the extent any benefits provided for under the Plan are not paid from any such trust, they shall remain the obligation of, and shall be paid by, Cinergy.

ARTICLE 13
MISCELLANEOUS

13.1  NO RIGHT OF NOMINATION
   Nothing in this Plan shall be deemed to create any obligation on the part of the Board to nominate any Non-employee Director for re-election by Cinergy's shareholders.

13.2  NO INDIVIDUAL LIABILITY
   It is declared to be the express purpose and intention of the Plan that, except as otherwise required by law, no individual liability whatever shall attach to, or be incurred by, Cinergy, its shareholders, officers, employees, or members of the Board, or any representatives appointed by the Board, under or by reason of any of the Plan's terms or conditions.

13.3  GOVERNING LAWS
   The Plan shall be construed and administered according to the laws of the State of Delaware (without giving effect to the conflict of law principles of that State) to the extent that those laws are not preempted by the laws of the United States of America.

13.4  AMENDMENT; TERMINATION
   The Plan may at any time or from time to time be amended, modified or terminated by the Board; provided that, except as previously specified in the Plan, without a Non-employee Director's consent, no amendment, modification or termination shall (i) adversely affect the balance in a Non-employee Director's Account or (ii) permit payment of such balance prior to the date(s) specified by the Non-employee Director or provided for in the Plan.

13.5  HEADINGS
   The headings of articles and sections of the Plan are for convenience of reference only and do not define, limit, construe or otherwise effect the contents thereof.

13.6  CHANGE IN CONTROL
   Notwithstanding anything in this Plan to the contrary, in the event of a Change in Control of Cinergy, each Non-employee Director's Account shall be immediately payable.
   A "Change in Control" of Cinergy shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:
    (1) Any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the 1934 Act) is or becomes the beneficial owner (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of Cinergy (not including in the securities beneficially owned by such person any securities acquired directly from Cinergy or its affiliates) representing 50% or more of the combined voting power of Cinergy's then outstanding securities, excluding any person who becomes such a beneficial owner in connection with a transaction described in clause
        (i) of paragraph (2) below; or
    (2) There is consummated a merger or consolidation of Cinergy or any direct or indirect subsidiary of Cinergy with any other corporation, other than
        (i) a merger or consolidation which would result in the voting securities of Cinergy outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the securities of Cinergy or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of Cinergy (or similar transaction) in which no person is or becomes the beneficial owner, directly or indirectly, of securities of Cinergy (not including in the securities beneficially owned by such person any securities acquired directly from Cinergy or its affiliates other than in connection with the acquisition by Cinergy or its affiliates of a business) representing 25% or more of the combined voting power of Cinergy's then outstanding securities; or
    (3) During any period of two consecutive years, individuals who at the beginning of that period constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of Cinergy) whose appointment or election by the Board or nomination for election by Cinergy's shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of that period or whose appointment, election or nomination for election was previously so approved or recommended cease for any reason to constitute a majority of the Board; or
    (4) The shareholders of Cinergy approve a plan of complete liquidation or dissolution of Cinergy or there is consummated an agreement for the sale or disposition by Cinergy of all or substantially all of Cinergy's assets, other than a sale or disposition by Cinergy of all or substantially all of Cinergy's assets to an entity, at least 60% of the combined voting power of the voting securities of which are owned by shareholders of Cinergy in substantially the same proportions as their ownership of Cinergy immediately prior to such sale.

13.7  POOLING OF INTERESTS ACCOUNTING
   In the event any Award under this Plan would adversely affect the ability of Cinergy to participate in a subsequent merger or other corporate transaction that involves the use of pooling of interests accounting, the Board may, in its discretion, reverse any such Award, effective as of its Grant Date, and replace it with a Cash Award or provide other substitute compensation or take any other action which it deems necessary or appropriate to allow the transaction to proceed on a pooling of interests basis.

ARTICLE 14
CONTINUANCE BY A SUCCESSOR

In the event that Cinergy shall be reorganized by way of merger, consolidation, transfer of assets or otherwise, so that a corporation, partnership or person other than a subsidiary or affiliate of Cinergy shall succeed to all or substantially all of Cinergy's business, the successor may be substituted for Cinergy under the Plan by adopting the Plan.

               [Remainder of this page intentionally left blank.]

Cinergy Corp.
139 East Fourth Street
Cincinnati, Ohio 45202

                                     [LOGO]

                                     [LOGO]

CINERGY-C-
139 EAST FOURTH STREET
CINCINNATI, OHIO  45202


                        [MAP AND PRINTED DRIVING DIRECTIONS]














PROXY FORM                       CINERGY CORP.                      PROXY FORM


             PROXY FOR ANNUAL MEETING OF SHAREHOLDERS - APRIL 21, 1999
            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Jackson H. Randolph, James E. Rogers, and Cheryl
M. Foley, or any of them, as proxies, each with the power to appoint his/her substitute, and hereby authorizes them to represent and to vote as designated hereon and in their discretion with respect to any other business properly brought before the Annual Meeting, all the shares of common stock of Cinergy Corp. which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on April 21, 1999 or any adjournment(s) or postponement(s) thereof.

Shares represented by all properly executed proxies will be voted in accordance with instructions appearing thereon. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, PROXIES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS, AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

Please sign exactly as name(s) appear on this proxy, and date this proxy. If joint account, each joint owner should sign. If signing for a corporation or partnership or as agent, attorney or fiduciary, indicate the capacity in which you are signing.

                                   (CONTINUED AND TO BE SIGNED AND DATED ON THE
                                           REVERSE SIDE AND RETURNED PROMPTLY.)

EITHER SUBMIT YOUR PROXY BY PHONE
1-800-690-6903
Use any touch-tone telephone to submit your proxy 24 hours a day, 7 days a week. Have your proxy form in hand when you call. You will be prompted to enter the 12-digit Control Number which is located below. You will then be asked to provide voting instructions, which will be repeated to you and you will be asked to confirm them.

OR SUBMIT YOUR PROXY BY MAIL
Mark, sign and date your proxy form and return it in the postage-paid envelope we've provided or return it to Cinergy Corp., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.


                                             CONTROL NUMBER:




TO PROVIDE VOTING INSTRUCTIONS,
MARK BLOCKS BELOW IN BLUE OR
BLACK INK AS FOLLOWS:         CINPRX        KEEP THIS PORTION FOR YOUR RECORDS
------------------------------------------------------------------------------
                                           DETACH AND RETURN THIS PORTION ONLY

             PLEASE SIGN AND DATE THIS PROXY WHERE INDICATED BELOW.

----------------------------------------------------------------------------
CINERGY CORP.

BOARD RECOMMENDS VOTING FOR ALL NOMINEES FOR ELECTION AS DIRECTORS.

(1) Nominees: Class II - 1) Melvin Perelman, 2) Thomas E. Petry, 3) Jackson H. Randolph, 4) Mary L. Schapiro, 5) Philip R. Sharp, and 6) Dudley S. Taft.

For All / /   Withhold All / /   For All Except: / /

To withhold authority to vote, mark "For All Except" and write the nominee's number and name on the line below.

------------------------------------

BOARD RECOMMENDS VOTING FOR THE FOLLOWING PROPOSALS:

(2) Approval of Amended and Restated Cinergy Corp. Retirement Plan for Directors

For / /   Against / /   Abstain / /

(3) Approval of Cinergy Corp. Directors' Equity Compensation Plan

For / /   Against / /   Abstain / /

(4) Adoption of Amendment to ARTICLE III, Section 3.1, of Cinergy Corp. By-Laws

For / /   Against / /   Abstain / /

BOARD RECOMMENDS VOTING AGAINST:

(5) Adoption of Shareholder Proposal

For / /   Against / /   Abstain / /

Please mark box if you plan to attend the Annual Meeting. / /

-------------------------/-----     ---------------------------/------
 Signature                Date      Signature                    Date
(Please Sign Within Box)           (Joint Owners)